                                                                    EXHIBIT 10-A

                                                                [EXECUTION COPY]








                                CREDIT AGREEMENT

                                      AMONG

                 RESPONSE ONCOLOGY, INC. AND CERTAIN AFFILIATES,
                                  AS BORROWERS

                                       AND

                               AMSOUTH BANK, AGENT

                                       AND

                            THE SEVERAL LENDERS FROM
                            TIME TO TIME PARTY HERETO

                      $7,000,000 REVOLVING CREDIT FACILITY
                         $35,000,000 TERM LOAN FACILITY


                            DATED AS OF JUNE 10, 1999

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT ("this Agreement") is entered into as of the 10th day of June, 1999, by and among RESPONSE ONCOLOGY, INC., a Tennessee corporation ("Response"), RESPONSE ONCOLOGY MANAGEMENT OF SOUTH FLORIDA, INC., a Tennessee corporation ("Management"), RESPONSE ONCOLOGY OF TAMARAC, INC., a Florida corporation ("Tamarac") and RESPONSE ONCOLOGY OF FORT LAUDERDALE, INC., a Florida corporation ("Ft. Lauderdale"; Response, Management, Tamarac and Ft. Lauderdale are sometimes together referred to as the "Initial Participating Entities"; Response and the Initial Participating Entities, together with all entities that hereafter become Participating Entities, being hereafter sometimes together referred to as the "Borrowers"); AMSOUTH BANK, an Alabama banking corporation ("AmSouth"), and the various lenders identified on the signature pages hereto (collectively, with all other persons that may from time to time hereafter become Lenders hereunder by execution of an Assignment and Acceptance, the "Lenders"); and AMSOUTH BANK, in its capacity as Agent for Lenders ("Agent").

                                    RECITALS

     WHEREAS, the Borrowers have applied to the Lenders for (i) a term loan in the principal amount of $35,000,000 (the "Term Loan Facility") and (ii) a revolving credit facility in an aggregate principal amount outstanding not to exceed $7,000,000 (the "Revolving Credit Facility") the proceeds of which are to be used by the Borrowers for general corporate purposes, including seasonal working capital, and letters of credit issued in the ordinary course of business.

     WHEREAS, the Lenders are willing to make the Term Loan Facility and the Revolving Credit Facility available to the Borrowers only if, among other things, the Borrowers enter into this Agreement and the other Credit Documents (as hereinafter defined).

     NOW, THEREFORE, in consideration of the foregoing Recitals, and to induce the Lenders to make the Term Loan Facility and Revolving Credit Facility available, the Borrowers, the Lenders and the Agent agree as follows:

                                 I. DEFINITIONS

     1.1 Terms Defined in This Agreement. As used below in this Agreement, the following capitalized terms shall have the following meanings, unless the context expressly requires otherwise:

     "ACQUISITION EBITDA" means, with respect to a Practice acquired by a Consolidated Entity and covered by a Service Agreement, the pro forma income to the Consolidated Entities that would have arisen under the applicable Service Agreement preceding the effective date of the Permitted Acquisition, determined based upon the actual financial performance of the acquired Practice over the period for which a calculation of Consolidated EBITDA is made, without adjustment, in each case calculated as if the Practice had been acquired effective as of the beginning of the relevant financial period.

     "AFFILIATE" means, with respect to any Person, another Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

     "AGENT" means AmSouth Bank, in its capacity as described in Article IX of this Agreement, its lawful corporate successors and any successor agent appointed pursuant to Article IX hereof.

     "AGREEMENT" means this Credit Agreement (including all schedules and exhibits hereto), as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, restated or otherwise modified and in effect on such date.

     "AMSOUTH" means AmSouth Bank, an Alabama banking corporation, as a Lender and its successors and assigns.

     "APPLICABLE COMMITMENT FEE," "APPLICABLE LIBO RATE MARGIN," and "APPLICABLE PRIME RATE MARGIN" mean, with respect to any Loan and the commitment fee respecting the Revolving Credit Loan, during any Effective Period, the percentage rates per annum set forth opposite the appropriate test in the pricing grid below (ratio values shall be rounded to the nearest one-hundredth, with any value of .005 rounded upward):


               Total Funded Debt to            Prime Rate      LIBOR       Commitment Fee
                Consolidated EBITDA              Margin       Margin       in Basis Points

Tier 1 - Less than or equal to 2.00                0%          1.375%             25bps

Tier 2 - Greater than or equal to 2.01           .25%           1.75%           37.5bps
and less than or equal to 2.50

Tier 3 - Greater than or equal to 2.51          .625%          2.125%           37.5bps
and less than or equal to 3.00

Tier 4 - Greater than 3.01                      1.00%           2.50%             50bps


The Total Funded Debt to Consolidated EBITDA ratio shall be established by Agent on the basis of the consolidated quarterly financial statements of and schedules prepared by Response delivered to Agent pursuant to this Agreement and shall be calculated as set forth in Section 7.3 hereof. Notwithstanding the foregoing, at the end of any Effective Period, and during any period of time for which Pricing Values may be set by Agent pursuant to Section 8.1.5 hereof, the Pricing Values with respect to the Loans shall automatically become the highest values provided for in the applicable pricing grid set forth above. From the Closing Date until September 1, 1999, the Pricing Values shall be Tier 4.

     "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance in the form of Exhibit 10.12 (with blanks appropriately completed) delivered in connection with an assignment of a portion of a Lender's interest under this Agreement pursuant to Section 10.12.

     "ASSUMPTION AGREEMENT" has the meaning attributed to that term in Section 1.3.6.

     "ASSUMED DEBT" means Purchase Money Debt assumed by a Consolidated Entity.

     "BANKING DAY" means a Business Day, subject to the following additional convention. As to notices or payments received by Agent on a Business Day at or before 12:00 p.m. (noon) Nashville, Tennessee time, the Banking Day shall correspond to the Business Day of receipt. As to notices or payments received by Agent on a Business Day after 12:00 p.m. (noon) Nashville, Tennessee time, the Banking Day of receipt shall be deemed to be the next following Business Day.

     "BANKRUPTCY CODE" means Title I of the Bankruptcy Reform Act of 1978, as it may be amended from time to time.

     "BEST OF BORROWER'S KNOWLEDGE" means the actual knowledge, information and belief of the Chairman, Chief Executive Officer, Chief Financial Officer, and General Counsel of Borrowers, with no duty of inquiry.

     "BORROWERS" has the meaning attributed to that term in the preamble to this Agreement.

     "BORROWING NOTICE" has the meaning assigned in Section 2.5.1(b) hereof.

     "BUSINESS DAY" means any day on which Agent is open for the conduct of ordinary business; provided however, that when used in connection with determining the LIBO Rate, the term "Business Day" shall exclude any day on which banks are not open for dealings in U.S. Dollar deposits in the London Interbank Market.

     "CAPITAL EXPENDITURES" means expenditures, determined according to GAAP on a consolidated basis, that would be capitalized and depreciated over more than one annual accounting period.

     "CAPITAL LEASE" means a lease that would be characterized as a financed sale or purchase under GAAP.

     "CHANGE OF CONTROL" means the occurrence, after the Closing Date, of (i) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of Response (or other securities convertible into such securities) representing 51% or more of the combined voting power of all securities thereof entitled to vote in the election of directors; or (ii) during any period of up to 12 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 12-month period were directors of Response ceasing for any reason to constitute a majority of the Board of Directors thereof unless the Persons replacing such individuals were nominated by the Board of Directors of Response; or (iii) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its acquisition of, or control over, securities of Response (or other securities convertible into such securities) representing 51% or more of the combined voting power of all securities of Response entitled to vote in the election of directors.

     "CLOSING DATE" means June 10, 1999.

     "CMLTD" means scheduled principal paid on Long-Term Liabilities during the period in question.

     "COLLATERAL" means all Property now or hereafter securing the Obligations.

     "COMMITMENT" means, for any Lender, such Lender's Term Loan Commitment plus its Revolving Credit Commitment.

     "CONSOLIDATED CAPITAL" means Consolidated Net Worth plus Total Funded Debt.

     "CONSOLIDATED EBITDA" means the EBITDA of the Borrowers, determined on a consolidated basis, and adjusted as follows with respect to acquisitions. The positive Acquisition EBITDA of acquired Practices shall be included in Consolidated EBITDA only if Agent is satisfied, in its reasonable discretion, as to the accuracy and reliability of the financial information related thereto. In assessing the accuracy and reliability of such financial information, (i) unqualified audited financial statements prepared by a regional or national accounting firm shall be acceptable, and (ii) financial statements reviewed (but not audited) by such a firm shall also be acceptable unless Agent in good faith determines that reviewed statements for a particular enterprise are subject to material doubt as to their accuracy. The negative Acquisition EBITDA for any Practice shall be included in Consolidated EBITDA, based upon the best information available. Notwithstanding any other provision hereof, an amount not to exceed $29,126,000 shall not be included in the calculation of Consolidated EBITDA through the fiscal quarter ending September 30, 1999.

     "CONSOLIDATED ENTITIES" means a Person whose financial statements are appropriately consolidated with Response's financial statements under GAAP.

     "CONSOLIDATED NET INCOME" means net income, determined on a consolidated basis according to GAAP.

     "CONSOLIDATED NET REVENUES" means, for any fiscal quarter, the net revenues of Response and its Subsidiaries, on a consolidated basis and excluding intercompany items, for such quarter, determined in accordance with GAAP.

     "CONSOLIDATED NET WORTH" means shareholders' equity, determined on a consolidated basis according to GAAP.

     "CONTROL" or "CONTROLLED" means that a Person has the direct or indirect power to conduct or govern the policies of another Person, whether this power exists as a matter of right or through economic compulsion.

     "CREDIT DOCUMENTS" means, collectively, each writing delivered at any time by Borrowers to Lenders or Agent relating to the Loans, the Swingline Loans, any Hedge Agreement or to any Letters of Credit, or to evidence or secure any of the Obligations.

     "CREDIT FACILITY" means the Term Loan Facility or the Revolving Credit Facility, as the context may require.

     "DEFAULT RATE" means a rate of interest equal to two percentage points (200 basis points) in excess of the highest interest rate that would otherwise be payable on the principal amount of the Obligations under the Credit Documents from time to time in the absence of the existence of a default, or the maximum rate permitted by law, whichever is less.

     "EBITDA" means the sum of net income before extraordinary items plus Interest Expense and expenses for taxes, depreciation and amortization, determined according to GAAP, less Provider Loans with no adjustments for extraordinary gains or losses.

     "EFFECTIVE PERIOD" means a period of up to one calendar quarter, determined as follows: Pursuant to other provisions of this Agreement, Response's financial information for each quarter-end is to be submitted during the succeeding quarter. The performance pricing provisions of this Agreement reevaluate pricing quarterly, based upon those quarterly financial results. An Effective

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

Period imposing pricing based upon a quarter shall begin on the first day of the third month of the following fiscal quarter. The Effective Period shall end on the last day of the second month of each fiscal quarter following the quarter in which the Effective Period was scheduled to begin. Therefore, assuming the timely delivery of all required financial statements, the Effective Periods will be determined as follows:


         Financial Statements Due By        Effective Period
         ---------------------------        ----------------
                 May 15                      June 1 - August 31
                 August 15                   September 1 - November 30
                 November 15                 December 1 - February 28/29
                 March 1                     March 1 - May 31

     "ENCUMBRANCE" means any interest in Property in favor of one not the owner thereof, whether voluntary or involuntary, including, but not limited to, (i) the lien or security interest arising from a deed of trust, mortgage, pledge, security agreement, conditional sale, Capital Lease, consignment, or bailment for security purposes, and (ii) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other such title encumbrances.

     "ENVIRONMENTAL LAWS" means the Environmental Protection Act, the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act and any other federal, state or municipal law, rule or regulation relating to air emissions, water discharge, noise emissions, solid or liquid waste disposal, hazardous or toxic waste or materials, or other environmental or health matters.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from tune to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

     "ERISA AFFILIATE" means any Person who for purposes of Title IV of ERISA is a member of Response's controlled group, or under common control with Response, within the meaning of Section 414 of the IRC, the regulations promulgated pursuant thereto and the published revenue rulings issued thereunder.

     "ERISA EVENT" means (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC; (ii) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 404 1(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (iii) the cessation of operations at a facility in the circumstances described in Section 4068(f) of ERISA; (iv) the withdrawal by Response or an ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in 4001(a)(2) of ERISA; (v) the failure by Response or any ERISA Affiliate to make a material payment to a Plan required under Section 302(f)(1) of ERISA; (vi) the adoption of an amendment to a Plan requiring the provision of initial or additional security to such Plan, pursuant to Section 307 of ERISA; or (vii) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

     "EVENT OF DEFAULT" means the occurrence of any of the events specified in
Section 8.1 hereof, as to which any requirement for notice or lapse of time has been satisfied.

     "FINANCIAL STATEMENTS" means the audited consolidated balance sheet, income statement, and statement of cash flows for Response dated December 31, 1998 delivered by Response to Lenders, and all notes thereto.

     "FIXED CHARGE COVERAGE RATIO" means for any fiscal quarter (i) Consolidated EBITDA for such quarter, plus expenses incurred under Operating Leases for such quarter, and less Maintenance Capital Expenditures for such quarter, less Provider Loans for such quarter, and less cash taxes for such quarter divided by
(ii) the sum of Interest Expense paid during such quarter plus CMLTD (excluding Subordinated Debt), plus current maturities of the principal component of Capital Leases paid during such quarter, plus expenses incurred under Operating Leases for such quarter. The values for the fixed charges used in the calculation of this ratio will be determined on a pro forma basis as though the acquisitions occurring during the period over which the Fixed Charge Coverage Ratio is being determined had occurred as of the beginning of that period, with such calculations to take into account, along with other adjustments that Agent may approve, in its reasonable discretion, (i) the exclusion of Interest Expense, CMLTD, Capital Lease expense and Operating Lease expense of the target related to debts, leases and obligations that were extinguished in connection with the acquisition, (ii) the inclusion of Interest Expense, CMLTD, Capital Lease expense and Operating Lease expense obligations of the target that survived the acquisition, and (iii) the inclusion of Interest Expense, CMLTD, Capital Lease expense and Operating Lease Expense arising from obligations incurred in connection with the acquisition (including, but not limited to, added Interest Expense arising from Seller Debt or from Loans advanced under this Agreement incidental to the acquisition).

     "FRAUD AND ABUSE LAWS" means Section 1128B(b) of the Social Security Act, 42 U.S.C. Section 1320a-7b(b) and Section 1877 of the Social Security Act, 42 U.S.C. Section 1877, as from time to time amended; any successor statute(s) thereto; all rules and regulations promulgated thereunder; and any other Law relating to the ownership of medical facilities by providers of medical services or the referral of patients to medical facilities owned by providers of medical services.

     "GAAP" means generally accepted accounting principles pronounced by the Financial Accounting Standards Board or any successor thereto, as in effect from time to time.

     "GOVERNMENTAL AUTHORITY" means any governmental or quasi-governmental entity, court or tribunal including, without limitation, any department, commission, board, bureau, agency, administration, service or other instrumentality of any foreign or domestic governmental entity.

     "HAZARDOUS SUBSTANCES" means those substances included from time to time within the definition of hazardous substances, hazardous materials, toxic substances, or solid waste under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, 42 U.S.C. ss. 9601 seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et. seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; and in the regulations promulgated pursuant to such acts and laws; and such other substances that are or become regulated under any applicable local, state, or federal law or regulation addressing environmental hazards.

     "HEDGE AGREEMENT" means any agreement between Response and any Lender now existing or hereafter entered into, which provides for an interest rate or commodity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross-currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Response's exposure to fluctuations in interest rates, currency valuations or commodity prices.

     "IMPACT CENTER" means a high dose chemotherapy cancer treatment center operated by a Consolidated Entity.

     "INTEREST EXPENSE" means (i) expenses for interest (and including the interest portion of current charges on Capital Leases), (ii) expenses for Letters of Credit and (iii) expenses for any interest rate swaps or similar derivative contracts used for the management of interest expense.

     "INTEREST PAYMENT DATE" means, (i) as to Prime Rate Loans and Swingline Loans, the first day of each month, and (ii) as to any LIBOR Loan, the last day of the Interest Period applicable to such Loan and, in addition, in the case of a LIBOR Loan with an Interest Period of six (6) months' duration, the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 3 months, after the commencement of the Interest Period.

     "INTEREST PERIOD" means, as to any LIBOR Loan, the period commencing on (and including) the date of such LIBOR Loan and ending on (but excluding) the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as Borrower may elect; provided, however, that (x) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to LIBOR Loans, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (y) no Interest Period with respect to any Loan shall end later than the Maturity Date. Interest shall accrue from and including the first Banking Day of an Interest Period to but excluding the last Banking Day of such Interest Period.

     "IRC" means the Internal Revenue Code of 1986, as amended from time to time.

     "ISSUING BANK" means, with respect to each Letter of Credit, the Lender that issues such Letter of Credit as provided in Section 2.16.

     "LAW" or "LAWS" means all applicable constitutional provisions, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, and requirements of all Governmental Authorities.

     "LENDER" means (a) AmSouth in its capacity as a Lender and each Person listed on the signature pages hereto and identified as a Lender and (b) each Person that becomes an Assignee pursuant to the provisions of Section 10.12.

     "LETTERS OF CREDIT" has the meaning assigned in Section 2.16 of this Agreement.

     "LETTER OF CREDIT DOCUMENTS" has the meaning assigned in Section 2.16.3 of this Agreement.

     "LETTER OF CREDIT LIABILITIES" has the meaning assigned in Section 2.16 of this Agreement.

     "LIABILITY" or "LIABILITIES" means, with respect to any Person, an obligation, contingent or otherwise, that would be recorded or accrued under GAAP as a liability of that Person including, but not limited to, any nonrecourse obligation secured by Property of that Person.

     "LIBO RATE" means, for any given Interest Period with respect to a given LIBOR Loan, the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term LIBO Rate shall mean, for any given Interest Period with respect to a given LIBOR Loan, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

     "LIBO RATE RESERVE PERCENTAGE" means the reserve percentage applicable during any Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for Lenders with respect to liabilities or assets consisting of or including LIBOR Liabilities having a term equal to such Interest Period.

     "LIBOR LIABILITIES" means deposit liabilities incurred through the London Interbank Market.

     "LIBOR LOAN" means a Loan for which Response has elected application of an interest rate based on the LIBO Rate.

     "LOAN" means and collectively refer to the Term Loans, loans advanced under the Revolving Credit Loan or, when the context so requires, advanced as a Swingline Loan.

     "LONG-TERM LIABILITIES" means Liabilities all or a portion of which are not payable in accordance with their terms within one year from the date on which such determination is being made.

     "MAINTENANCE CAPITAL EXPENDITURES" means Capital Expenditures other than those related to Permitted Acquisitions and shall include, without limitation, a charge of $150,000 per physician clinic per year, a charge of Ten Thousand and No/100 Dollars ($10,000.00) per year per wholly-owned IMPACT Center and Five Thousand and No/100 Dollars ($5,000.00) per year for each IMPACT Center that is not wholly-owned by a Consolidated Entity.

     "MATERIAL ADVERSE CHANGE" means any material and adverse change in the business, Properties, or operations of the Consolidated Entities.

     "MATERIAL ADVERSE EFFECT" means any event or condition which, singly or in the aggregate with other events or conditions, materially and adversely affects the business, Properties, or operations of the Consolidated Entities, considered collectively.

     "MATURITY DATE" means June 10, 2002.

     "MAXIMUM LAWFUL AMOUNT" means the maximum lawful amount of interest, loan charges, commitment fees or other charges that may be assessed under Tennessee law or, if higher, under applicable federal law.

     "NET PROCEEDS" means gross proceeds of a transaction less reasonable and customary underwriter and brokerage fees and commissions, the fees and expenses of trustees and attorneys, and other reasonable and customary closing fees and expenses.

     "NOTES" means any of the Revolving Credit Notes, the Term Notes and the Swingline Note.

     "OBLIGATIONS" means the obligations of Borrower to Lenders to repay the Loans, the obligation of Borrowers to the Swingline Lender to repay the Swingline Loans, and all other obligations of Borrowers and the Consolidated Entities to Lenders and to Agent under this Agreement and the other Credit Documents.

     "OPERATING LEASES" means leases that are not Capital Leases.

     "PARTICIPATING ENTITY" means any Subsidiary that (i) hereafter executes and delivers to the Agent an Assumption Agreement and all other documents necessary to assume joint and several liability as to the Obligations, (ii) is owned, in both economic interest and voting rights, by Response in an amount exceeding 50%, (iii) is owned by Response in a proportion sufficient to allow Response to Control the Subsidiary, including the right to cause the Subsidiary to make lawful distributions of income, and the financial interest of Response therein is, in Agent's reasonable judgment, freely alienable by Response through a security interest granted therein or otherwise, and (iv) as to which Response has granted to Agent as additional security for the Loans, a first priority perfected security interest in its stock or other equity interest in the Subsidiary pursuant to documentation in form and substance acceptable to Agent and its counsel, with the validity and perfection of the security interest and other matters as Agent may reasonably require confirmed to Agent by an opinion of Response's outside counsel satisfactory to Agent in all respects, and with all expenses related to such documentation (including, but not limited to, filing fees and taxes and the reasonable fees and expenses of Lenders' and Agent's attorneys) to be paid by Response.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "PERMITTED ACQUISITION" means the acquisition (by asset purchase, stock purchase, merger or otherwise, subject to the other requirements of this definition set forth below) by Response or another Consolidated Entity of the assets of a Practice in the ordinary course of business (it being acknowledged that medical records and certain other professional assets that are required by Law to be owned by a physician Provider are not acquired in these transactions), which purchase meets all of the following criteria:

(a) The form of the acquisition shall have been of the assets of a Practice (by merger or otherwise) or, if for stock or other equity interest, the target acquired shall become a Participating Entity concurrently with the closing of the acquisition.

(b) Response shall have delivered to Agent, prior to closing the acquisition, unaudited pro forma financial statements demonstrating continued compliance with all covenants in this Agreement following the acquisition.

(c) Agent shall have issued its written consent to the acquisition prior to the closing thereof and following receipt and review of an Acquisition Certificate in the form attached hereto as Exhibit 1.2; provided, however, an acquisition by Response of a Practice employing two physicians or less where proceeds of such Acquisition are $2,000,000 or less, will not require approval of the Agent or the Lenders.

(d) Response shall have delivered to Agent such UCC searches and other lien searches as Agent may request to evidence compliance with the provisions of this Agreement and within 30 days of any such Permitted Acquisition, lockbox agreements executed by the Practice with the Agent or a Lender.

Borrowers acknowledge that NationsBank, N.A. ("NationsBank") has advised Borrowers that NationsBank does not presently intend to approve any acquisitions for which its approval may be requested under this definition. Borrowers agree that the inclusion of provisions allowing for such approval in this definition of Permitted Acquisitions and the inclusion of other provisions in this Agreement that anticipate possible future acquisitions do not evidence, create or imply any duty whatsoever on NationsBank's part to approve any such acquisition.

     "PERMITTED ENCUMBRANCES" means all of the following:

(a)  Encumbrances securing the payment of any of the Obligations.

(b) Encumbrances securing taxes, assessments, or other governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if Borrowers have made reserve therefor as required by GAAP.

(c) Mechanics', repairmen's, materialmen's, warehousemen's, landlords' and other like liens arising by operation of law securing accounts that are not delinquent.

(d) Encumbrances on real property used by Borrowers not securing monetary obligations, provided that the Encumbrances are of a type customarily placed on real property and do not materially impair the value of the affected property.

(e) Pledges or deposits in the ordinary course of business to secure nondelinquent obligations under workman's compensation or unemployment laws or similar legislation or to secure the performance of leases or contracts entered into in the ordinary course of business.

(f) Purchase Money Security Interests, to the extent permitted by Section 6.1.7 hereof.

     "PERSON" (whether or not capitalized) means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government, limited liability company, governmental agency or political subdivision thereof, or any other form of entity.

     "PLAN" means any employee benefit or other plan established or maintained, or to which contributions have been made, by Response or any Subsidiary and covered by Title IV of ERISA or to which Section 412 of the IRC applies.

     "PRACTICE" means an oncology or hematology treatment center or an oncology or hematology medical practice (including, but not limited to, radiation oncology medical practices or treatment centers). Whenever in this Agreement "Practice" is used in describing an acquisition by

Response, and if the reference relates to a medical practice, such reference is to the acquisition of the assets used in the operation of the Practice that can lawfully be acquired by Response or to the acquisition of an interest in an entity that owns, as of the time of purchase, only those assets that can be lawfully acquired by Response.

     "PRICING VALUES" means the Applicable LIBO Rate Margin, the Applicable Prime Rate Margin and the Applicable Commitment Fee.

     "PRIME RATE" shall be that rate announced by Agent from time to time as its Prime Rate and is one of several interest rate bases used by Agent. Lenders and Agent lend at rates both above and below Agent's Prime Rate and Borrowers acknowledge that the Prime Rate is not represented or intended to be the lowest or most favorable rate of interest offered by any Lender or Agent.

     "PRIME RATE LOAN" means a Loan for which Response has elected application of an interest rate based on the Prime Rate.

     "PRO RATA" or "PRO RATA SHARE" of any amount means, with respect to any Lender at any time, the product of (i) such amount, multiplied by (ii) such Lender's Percentage at such time of the Credit Facility or Credit Facilities under which such amount is being paid or advanced or to which such amount relates; provided however, if at a time of determination there are principal amounts outstanding under the Revolving Credit Loan, and if any Lender has failed to fund any unrepaid Revolving Credit Loan that was funded by any other Lender or Lenders, this apportionment shall be determined according to the respective total principal amounts of the Revolving Credit Loan held by the respective Lenders rather than by their Revolving Credit Commitments.

     "PROPERTY" or "PROPERTIES" means any interest in any kind of property, whether real, personal, or mixed, or tangible or intangible.

     "PROVIDER" means an oncologist, hematologist, radiologist or other medical doctor whose specialty is complementary to the practice of oncology or hematology and who performs professional services respecting a Practice that is either managed by Response or the assets of which are owned by Response.

     "PROVIDER LOANS" means obligations of Providers for amounts owed to Consolidated Entities resulting from loans advanced to the Providers; provided, however, that Provider Loans shall not include (i) amounts owed by Providers as accounts payable for management or service fees that arise in the ordinary course of business and which are not outstanding more than ninety (90) days, or
(ii) amounts advanced to Providers in the ordinary course of business pursuant to Service Agreements (including, but not limited to, amounts advanced to Providers that are used by Providers to pay their accounts payable to Response for management or service fees described in (i) above), which advances are secured by security interests in accounts receivable of the Providers which equal or exceed the amount of the related Provider Loans.

     "PURCHASE MONEY DEBT" means a Liability that is secured by a Purchase Money Security Interest.

     "PURCHASE MONEY SECURITY INTEREST" means an Encumbrance on specific equipment (including the Encumbrance arising under a Capital Lease), provided that (i) the Liability secured by any such Encumbrance shall have arisen at the time of the acquisition thereof and shall not exceed 100% of the cost of the equipment to the entity acquiring the same, and (ii) each such

Encumbrance shall attach only to the equipment acquired with the proceeds of the Liability secured thereby.

     "REGULATORY CHANGE" means on or after the Closing Date, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Agent, the Issuing Bank or any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency with respect to establishing reserves for Letters of Credit.

     "REIMBURSEMENT OBLIGATIONS" has the meaning assigned in Section 2.16.2 of this Agreement.

     "REQUIRED LENDERS" means, at any time, the Lenders owning or holding 66 2/3% or more of the sum of (i) the then aggregate principal amount of the Terms Loans and the Revolving Credit Commitments then outstanding plus (ii) the then aggregate Letter of Credit Liabilities; or, if no Loans or Letters of Credits are then outstanding, the Lenders with 66 2/3% or more of the aggregate of all Commitments at such time. For purposes of this definition, (i) Required Lenders must include NationsBank and (ii) the Letter of Credit Liabilities shall be considered to be owed to the Lenders according to the Revolving Credit Percentages; provided, however, if at a time of determination there are principal amounts outstanding under the Revolving Credit Loan, and if any Lender has failed to fund any unrepaid Loan that was funded by any other Lender or Lenders, this determination shall be made according to Lenders holding the required percentage of principal amounts of the Revolving Credit Loan rather than by the outstanding Revolving Credit Commitments.

     "REVOLVING CREDIT COMMITMENT" means, with respect to any Lender at any time, the amount set forth under such Lender's name on its signature page hereto under the caption "Revolving Credit Commitment" or if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the register maintained by the Agent pursuant to Section
10.12 as such Lender's "Revolving Credit Commitment" as such amount may be reduced at or prior to such time pursuant to the terms hereof.

     "REVOLVING CREDIT FACILITY" means the revolving line of credit established by the Lenders under Article II.

     "REVOLVING CREDIT LOANS" means the revolving credit loans described in
Article II hereof.

     "REVOLVING CREDIT NOTE" means the promissory notes of the Borrowers in substantially the form of Exhibit 2.3, executed and delivered to the Lenders with the Revolving Credit Commitments pursuant to Section 2.3 or, in connection with an Assignment and Acceptance, pursuant to Section 10.12, together with any amendments, modifications and supplements thereto and restatements thereof, in whole or in part.

     "REVOLVING CREDIT PERCENTAGE" means, with respect to any Lender at any time, a fraction (expressed as a percentage) the numerator of which is the Revolving Credit Commitment of such Lender at such time and denominator of which is the total Revolving Credit Commitment at such time; provided that if the Revolving Credit Percentage of any Lender is to be determined after the Revolving Credit Commitments have been terminated, then such Revolving Credit Percentage shall be determined immediately prior (and without giving effect) to such termination.

     "SELLER" means the former owner of a Practice that is acquired by a Consolidated Entity.

     "SELLER DEBT" means a Liability incurred in favor of one or more Sellers representing part of the purchase price of a Practice.

     "SERVICE AGREEMENT" means one of those service or management agreements now in effect or hereafter entered into by Response and Providers in connection with the management of oncology practices and/or IMPACT Centers.

     "SOLVENT" shall mean, as to any Person, that as of any date of determination, (i) the then fair value of the assets of such Person is (a) greater than the then total amount of liabilities (including subordinated liabilities) of such Person and (b) greater than the amount that will be required to pay such Person's probable liability on such Person's then existing debts as they become absolute and matured, (ii) such Person's capital is not unreasonably small in relation to its business, and (iii) such Person has not incurred and does not intend to incur, or believe or reasonably should believe that it will incur, debts beyond its ability to pay such debts as they become due.

     "SUBORDINATED DEBT" means any unsecured Liability that is subordinated as to payment, liquidation, collection and collection in bankruptcy to the obligations of Borrowers to Lenders pursuant to subordination documentation in form and substance acceptable to Agent.

     "SUBSIDIARY" means any present or future corporation, joint venture, limited liability company, or partnership, at least a majority of whose outstanding voting stock or other voting securities or interests shall at the time be owned directly or indirectly by Borrowers.

     "SWINGLINE BORROWING NOTICE" has the meaning assigned in Section 2.17.3(b) hereof.

     "SWINGLINE LENDER" means AmSouth Bank.

     "SWINGLINE LOAN" means a loan advanced under Section 2.17 hereof, and funded under the Revolving Credit Loan.

     "SWINGLINE NOTE" means the promissory note of the Borrowers in substantially the form of Exhibit 2.17.2 hereto executed and delivered to the Swingline Lender, together with any amendments, modifications and supplements thereto and restatements thereof.

     "TAXES" means all taxes and assessments, whether general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any time may be assessed, levied, confirmed or imposed on the Consolidated Entities or on any of their properties or assets or any part thereof or in respect of any of their franchises, businesses, income or profits.

     "TERM LOAN" has the meaning assigned to such term in Section 2.1(a).

     "TERM LOAN COMMITMENT" means, with respect to any Lender at any time, the amount set forth under such Lender's name on a signature page hereto under the caption "Term Loan Commitment" or, as such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the register maintained by the Agent pursuant to Section 10.12 as such Lender's "Term Loan Commitment," as such amount may be reduced at or prior to such time pursuant to the terms hereof.

     "TERM LOAN FACILITY" means the term loans extended by the Lenders such
Article II.

     "TERM LOAN PERCENTAGE" means, with respect to any Lender at any time, a fraction (expressed as a percentage) the numerator of which is the Term Loan Commitment of such Lender at such time and the denominator of which is the total Term Loan Commitment at such time; provided, that if the Term Loan Percentage of any Lender is to be determined after the Term Loan Commitments have been terminated, then such Term Loan Percentage shall be determined immediately prior (and without giving effect) to such termination.

     "TERM NOTE" means the promissory notes of the Borrowers in substantially the form of Exhibit 2.3(a), executed and delivered to the Lenders with Term Loan Commitments pursuant to Section 2.1(a) or, in connection with an Assignment and Acceptance, pursuant to Section 10.12 together with any amendments, modifications and supplements thereto and restatements thereof, in whole or in part.

     "TOTAL COMMITMENTS" means, at any time, the sum of all Commitments at such time.

     "TOTAL FUNDED DEBT" means all obligations for borrowed money, including, but not limited to, advances under the Revolving Credit Loan, all Seller Debt, Subordinated Debt and all Capitalized Leases, whether short-term or long-term, and including all stated and undrawn amounts under Letters of Credit.

     "TOTAL REVOLVING CREDIT COMMITMENT" means, at any time, the sum of the Revolving Credit Commitments of all Lenders at such time.

     "TOTAL TERM LOAN COMMITMENT" means, at any time, the sum of the Term Loan Commitments of all Lenders at such time.

     "UCC" means the Uniform Commercial Code as adopted in Tennessee, as it may be amended from time to time.

     "UNMATURED DEFAULT" means any event or condition that, but for the giving of any required notice by Agent and/or the passing of time, would be an Event of Default hereunder.

     "Y2K PLAN" has the meaning assigned in Section 4.29 hereof.

     "YEAR 2000 COMPLIANT AND READY" means that (A) the Borrowers' and their Subsidiaries' hardware and software systems with respect to the operation of their business and their general business plan will (i) handle date information involving any and all dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part, (ii) operate, accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any change in performance, and (iii) store and provide date input information without creating any ambiguity as to the century; and (B) the Borrowers have developed alternative plans to ensure business continuity in the event of the failure of any or all of the items in part (A) above.

     1.2   Terms Generally.

     1.2.1 Computations: Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, such determination or calculation, to the extent applicable and except as otherwise specified in this Agreement, shall be made in accordance with GAAP. If a change in GAAP after the date of this

Agreement would require a change affecting the calculation of any requirement under this Agreement, then Agent and Borrowers shall negotiate in good faith for the amendment of the affected requirements; provided, however, until and unless such an amendment is agreed upon, the requirements of this Agreement shall remain as written and compliance therewith shall be determined according to GAAP as in effect prior to the change.

     1.2.2 Gender and Number. Words used herein indicating, gender or number shall be read as context may require.

     1.2.3 References Include Successors. References herein to specific Laws, regulatory bodies, parties or agreements also refer to any successor Laws, regulatory bodies, and parties, and to all modifications, extensions, renewals and restatements of agreements.

     1.2.4 References to this Agreement. "Herein," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular provision hereof, unless otherwise expressly stated.

     1.2.5 Limitations of Knowledge. Certain representations and warranties are made herein the Best of Borrowers' Knowledge. These limitations reflect only Borrowers' special interest in disclosing that no targeted diligence has been performed as to these matters in connection with this Agreement. Should any matter so represented or warranted be discovered to be false, then, irrespective of the knowledge Qualification, the representation or warranty shall be deemed breached and shall constitute an Event of Default or Unmatured Default hereunder, as may apply.

     1.3   Participating Entities.

     1.3.1 Attorney-in-Fact. Each Participating Entity, separately and severally, hereby appoints and designates Response as its agent and attorney-in-fact to act on behalf of it for all purposes of the Credit Documents. Response shall have authority to exercise on behalf of each Participating Entity all rights and powers that Response deems necessary, incidental or convenient in connection with the Credit Documents, including the authority to execute and deliver certificates, documents, agreements and other instruments referred to or provided for in the Credit Documents, request Revolving Credit Loans and elect interest rate options hereunder, request the issuance of Letters of Credit, receive all proceeds of Revolving Credit Loans, give all notices, approvals and consents required or requested from time to time by the Lenders and take any other actions and steps that each Participating Entity could take for its own account in connection with the Credit Documents from time to time, it being the intent of each Participating Entity to grant to Response plenary power to act on behalf of each Participating Entity in connection with and pursuant to the Credit Documents. The appointment of Response as agent and attorney-in-fact for each Participating Entity hereunder shall be coupled with an interest and be irrevocable so long as any Credit Document shall remain in effect. Neither the Agent nor the Lenders need obtain any Participating Entity's consent or approval for any act taken by Response pursuant to any Credit Document, and all such acts shall bind and obligate Response and each Participating Entity, jointly and severally. Each Participating Entity forever waives and releases any claim (whether now or hereafter arising) against the Lenders based on any claim of Response's lack of authority to act on behalf of each Participating Entity in connection with the Credit Documents.

     1.3.2 Liability Limitation. The liability of each Participating Entity with respect to the Obligations shall be limited to an amount equal to the greater of
(i) $1.00 less than the greatest of (A) the Participating Entity's Net Worth (as hereinafter defined) as of the end of the most recently concluded fiscal quarter of the Participating Entity ended on or prior to the date the

Participating Entity became a Borrower, (B) the highest Net Worth of the Participating Entity at the end of any fiscal quarter ending after the Participating Entity became a Borrower and prior to the earlier of the date of the commencement of a case under the United States Bankruptcy Code (the "Bankruptcy Code") involving the Participating Entity or the date enforcement of this Agreement or any of the other Credit Documents is sought against the Participating Entity and (C) the Net Worth of the Participating Entity at the earlier of the date of the commencement of a case under the Bankruptcy Code involving the Participating Entity or the date enforcement of this Agreement or any of the other Credit Documents is sought against the Participating Entity; or (ii) the amount that in a legal proceeding brought within the applicable limitations period is determined by the final, non-appealable order of a court having jurisdiction over the issue and the applicable parties to be the amount of value or benefit given by the Lenders, or received by the Participating Entity, in exchange for the obligations of the Participating Entity under this Agreement and the other Credit Documents. As used in this subsection 1.3.2, "Net Worth" shall mean (x) the fair value of the property of the Participating Entity from time to time (taking into consideration the value, if any, of rights of subrogation, contribution and indemnity), minus (y) the total liabilities of the Participating Entity (including contingent liabilities [discounted in appropriate instances], but excluding liabilities of the Participating Entity under this Agreement and the other Credit Documents) from time to time. Should the liability of any Borrower hereunder for the entire amount of the Obligations be subject to avoidance or limitation, notwithstanding the contrary agreement and intention of the parties hereto, under any state or federal fraudulent conveyance law or any other similar law that may be determined to apply hereto, the liability of such Borrower shall be deemed limited to the maximum amount for which the Borrower may be liable without legal impairment.

     1.3.3 Informed Consent. Each Initial Participating Entity (i) acknowledges that it has had full and complete access to the underlying papers relating to the Obligations and all other papers executed by any person in connection with the Obligations, has reviewed them and is fully aware of the meaning and effect of their contents; (ii) is fully informed of all circumstances that bear upon the risks of executing this Agreement and the other Credit Documents that a diligent inquiry would reveal; (iii) has adequate means to obtain from Response on a continuing basis information concerning Response's financial condition and is not depending on the Agent or the Lenders to provide such information, now or in the future; and (iv) agrees that neither the Agent nor the Lenders shall have any obligation to advise or notify it or to provide it with any data or information.

     1.3.4 Joint and Several Obligations. Each Initial Participating Entity hereby agrees that its obligations and liabilities with respect to the Obligations are joint and several with Response, continuing, absolute and unconditional (subject to the provisions of subsection (d) of this section). Without limiting the generality of the foregoing, the obligations and liabilities of each Initial Participating Entity with respect to the Obligations shall not be released, discharged, impaired, modified or in any way affected by
(i) the invalidity or unenforceability of any Credit Document, (ii) the failure of the Agent or the Lenders to give each Initial Participating Entity a copy of any notice given to Response, (iii) any modification, amendment or supplement of any obligation, covenant or agreement contained in any Credit Document, (iv) any compromise, settlement, release or termination of any obligation, covenant or agreement in any Credit Document, (v) any waiver of payment, performance or observance by or in favor of Response of any obligation, covenant or agreement under any Credit Document, (vi) any consent, extension, indulgence or other action or inaction, or any exercise or non-exercise of any right, remedy or privilege with respect to any Credit Document, (vii) the extension of time for payment or performance of any of the Obligations, or (viii) any other matter that might otherwise be raised in avoidance of, or in defense against an action to enforce, the obligations of each Initial Participating Entity under this Agreement, the Revolving Credit Loan, the Notes or any other Credit Document.

     1.3.5 Subrogation and Contribution Agreement. None of the Borrowers will exercise any rights that it may have or acquire by way of subrogation under this Agreement or any of the other Credit Documents or the Subrogation and Contribution Agreement referred to below, by any payment made hereunder or under any of the other Credit Documents or otherwise, until all the Obligations have been paid in full and this Agreement has been terminated and is no longer subject to reinstatement under this Agreement. If any amount shall be paid to a Borrower on account of any such subrogation rights at any time when all of the Obligations shall not have been paid in full and this Agreement terminated, such amount shall be held in trust for the benefit of the Lenders and shall be paid forthwith to the Lenders to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of the Credit Documents. The Borrowers will not amend or waive any provision of the Subrogation and Contribution Agreement dated the Closing Date entered into by the Borrowers nor consent to any departure from such Subrogation and Contribution Agreement, without having obtained the prior written consent of the Agent to such amendment, waiver or consent.

     1.3.6 Assumption Agreement. Each Person that is to become after the Closing Date a Participating Entity shall, at the time it is to become a Participating Entity, execute and deliver to the Agent, in accordance with the provisions of
Section 3.3, an Assumption Agreement in the form attached hereto as Exhibit
1.3.6 ("Assumption Agreement").


                                    II. LOANS

     Concurrently with the execution of this Agreement, Lenders agree on a several basis, and not on a joint basis, in accordance with their respective Commitments, to make the Loans to Borrowers, under the following terms and conditions:

     2.1 Amount of Revolving Credit Loan. The principal indebtedness of Borrowers to Lenders having a Revolving Credit Commitment under the Revolving Credit Loan shall not exceed Seven Million and No/100 Dollars ($7,000,000.00) less the outstanding principal balance of Swingline Loans outstanding from time to time.

     2.1(a) Amount of Term Loan. Each Lender having a Term Loan Commitment severally agrees, subject to and on the terms and conditions of this Agreement, to make a loan (each, a "Term Loan" and collectively the "Term Loans") to the Borrowers on the Closing Date in the principal amount not to exceed its Term Loan Commitment. No Term Loans shall be made at any time after the Closing Date. To the extent repaid, the Term Loans may not be reborrowed.

     2.2 Use of Proceeds. The proceeds of the Term Loan shall be used by Borrowers to refinance existing indebtedness and the proceeds of the Revolving Credit Loan shall be used by Borrowers for (i) Permitted Acquisitions, (ii) other Capital Expenditures, (iii) the development of IMPACT Centers and of ancillary services to be offered by Providers, and (iv) Letters of Credit and working capital purposes.

     2.3 Revolving Credit Loan Notes. Borrowers' obligations under the Revolving Credit Loan shall be evidenced by Revolving Credit Loan Notes in favor of the respective Lenders in the form included as Exhibit 2.3 hereto payable to each Lender for its Revolving Credit Commitment.

     2.3(a) Term Loan Notes. Borrowers' obligations under the Term Loan shall be evidenced by Term Loan Notes in favor of the respective Lenders in the form included in Exhibit 2.3(a) payable to each Lender for its Term Loan Commitment.

     2.4 Separate Commitments of Lenders. Borrowers acknowledge that each Lender's commitment to fund its portion of the Loans is made by each Lender severally, and neither Agent nor any Lender shall be liable for the failure of another Lender to timely perform under this Agreement.

     2.5 Advances of Loans. Subject to the terms and conditions of this Agreement, Borrowers may borrow, repay and reborrow Loans under the Revolving Credit Loan, provided that the outstanding principal balance of the Revolving Credit Loan shall not at any time exceed the amounts permitted under Section 2.1 above. Loans shall be disbursed as follows:

     2.5.1 Loans Advanced Pursuant to Borrowing Notices.

     2.5.1(a) Applicability. Loans (other than the Swingline Loan) may be LIBOR Loans, Prime Rate Loans, or a combination thereof, and the funding thereof shall be subject to this Section 2.5.1.

     2.5.1(b) Borrowing Notices. As long as Borrowers meet the conditions for funding stated in this Agreement, Response, on behalf of the Borrowers, may submit requests for Loans ("Borrowing Notices") to Agent. All requests shall be made in writing (or by telephone, subject to such security procedures as Agent may require from time to time, provided that all telephonic notices shall be confirmed by written Borrowing Notices within one (1) Business Day) and shall specify the proposed disbursement date for the requested Loan; the amount of the Loan; the purpose of the Loan (characterized in accordance with Section 2.2 above); the type of Loan, i.e., LIBOR Loan or Prime Rate Loan; and if a LIBOR Loan, the designated Interest Period. Each Borrowing Notice shall irrevocably obligate Borrowers to accept the Loan requested thereby. Borrowing Notices shall be in the form of Exhibit 2.5.1(b) hereto or such other form as Agent may from time to time require.

     2.5.1(c) Funding of Loans. Lenders shall fund their respective portions of requested Loans on the next following Banking Day after the Banking Day of Agent's receipt of the Borrowing Notice, in the case of Prime Rate Loans, and on the second (2nd) Banking Day following the Banking Day of Agent's receipt of the Borrowing Notice, in the case of LIBOR Loans. All funds shall be disbursed directly into an account maintained by Response with Agent. Borrowers agree that if any Lender elects to fund any requested Loan(s) sooner after requested than is required hereunder, the Lender may nevertheless use the entire response period allowed hereunder upon receipt of any subsequent request, at the Lender's sole option.

     2.5.1(d) Prime Rate Loan Limitations. Individual Prime Rate Loans shall be in the minimum amount of One Hundred Thousand and No/100 Dollars ($100,000.00) each. Any number of Prime Rate Loans may be outstanding at any one time.

     2.5.1(e) LIBOR Loan Limitations. Individual LIBOR Loans shall be in the minimum amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) each. No more than three (3) LIBOR Loans may be outstanding under the Revolving Credit Loan and no more than three (3) LIBOR Loans may be outstanding under the Term Loan.

     2.5.1(f) Additional Limitation on LIBOR Interest Periods. Notwithstanding anything to the contrary in this Agreement, if an Unmatured Event of Default or an Event of Default shall have occurred and be continuing, no additional LIBOR Loans may be created or continued and no Prime Rate Loan may be converted into a LIBOR Loan.

     2.5.2 Conversion of Loans. Response, on behalf of the Borrowers, shall have the right, on prior irrevocable written notice to Agent given two (2) Banking Days prior to the date of any requested conversion, to convert any Prime Rate Loan or LIBOR Loan into a Loan of another type, or to continue any LIBOR Loan for another Interest Period, subject in each case to the following:

     2.5.2(a) Application of Loans. Each conversion shall be effected by applying the proceeds of the new LIBOR Loan and/or Prime Rate Loan, as the case may be, to the Loan (or portion thereof) being converted.

     2.5.2(b) Notices of Conversions. Each notice pursuant to this 2.5.2(b) shall be irrevocable and shall refer to this Agreement and specify the identity and principal amount of the particular Loan that Response requests be converted or continued; if such notice requests conversion, the date of such conversion (which shall be a Business Day); and if a Loan is to be converted to a LIBOR Loan or a LIBOR Loan is to be continued, the Interest Period with respect thereto. No LIBOR Loan shall be converted at any time other than at the end of the Interest Period applicable thereto, except in accordance with Section 2.11 hereof. Conversion notices shall be in the form attached as Exhibit 2.5.1(b) hereto.

     2.5.3 Absence of Election. If Response fails to give Agent notice to continue any LIBOR Loan for a subsequent period, such LIBOR Loan (unless repaid) shall automatically be converted into a Prime Rate Loan. If Response fails to specify in any Borrowing Notice the type of borrowing or, in the case of a LIBOR Loan, the applicable Interest Period, Response will be deemed to have requested a Prime Rate Loan.

     2.5.4 Implied Representations Upon Request for Loan. Upon making any request for any Loan, Borrowers shall be deemed to have warranted to Agent and Lenders that all conditions to funding set forth in Article III hereof are satisfied.

     2.5.5 Advance Not Waiver. Any Lender's making of any Loan that it is not obligated to make under any provision of Article III hereof or any other provision hereof shall not be construed as a waiver of the Lenders' right to withhold future Loans, declare an Event of Default, or otherwise demand strict compliance with this Agreement, acting through Agent as permitted by the terms hereof.

     2.5.6 Draws by Debit Memorandum. Agent may cause Lenders to draw amounts that may be available under the Revolving Credit Loan to pay any Obligation that is not otherwise timely paid.

     2.6 Interest. Interest shall accrue on each Loan as follows:

     2.6.1 Prime Rate Loans. Interest shall accrue on each Prime Rate Loan at an annual rate equal to the Prime Rate plus the Applicable Prime Rate Margin, said rate to change contemporaneously with any change in the Prime Rate.

     2.6.2 LIBOR Loans. Interest shall accrue on each LIBOR Loan at a rate equal to the LIBO Rate for the selected Interest Period plus the Applicable LIBO Rate Margin.

     2.6.3 Additional Interest on LIBOR Loans. In addition to the interest described above, Borrowers shall pay to Lenders, if and so long as Lenders shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including LIBOR Liabilities, additional interest on the unpaid principal amount of each LIBOR Loan, from the date of such advance until said principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBO Rate for the Interest Period from
(ii) the rate obtained by dividing the LIBO Rate by a percentage equal to 100% minus the LIBO Rate Reserve Percentage for such Interest Period. This additional interest shall be payable on each date on which interest is payable. The amount of additional interest shall be determined by each Lender, who shall notify Borrowers and Agent thereof and whose determination shall be conclusive, absent manifest error.

     2.6.4 Calculation of Interest. Interest for both Prime Rate Loans and LIBOR Loans shall be computed on the basis of a 360-day year counting the actual number of days elapsed. Interest shall accrue on the Business Day a Loan is extended and shall accrue through the Banking Day prior to the Banking Day on which it is repaid.

     2.6.5 Default Rate. Notwithstanding the foregoing, upon the occurrence of an Event of Default and during the continuation of such Event of Default, interest shall be charged at the Default Rate, regardless of whether Lenders have elected to exercise any other remedies available to Lenders, including, without limitation, acceleration of the maturity of the outstanding principal of the Revolving Credit Loan or the Term Loan, as the case may be. All such interest shall be paid without demand on the Interest Payment Dates applicable to Prime Rate Loans.

     2.6.6 Payment of Interest. Interest for Prime Rate Loans and LIBOR Loans shall be due and payable in arrears, without notice, on each Interest Payment Date.

     2.6.7 Usury Savings Provision. It is the intention of the parties that all charges under or in connection with this Agreement and the Obligations, however denominated, and including (without limitation) all interest, commitment fees, late charges and loan charges, shall be limited to the Maximum Lawful Amount. Such charges hereunder shall be characterized and all provisions of the Credit Documents shall be construed as to uphold the validity of charges provided for therein to the fullest possible extent. Additionally, all charges hereunder shall be spread over the full permitted term of the Obligations for the purpose of determining the effective rate thereof to the fullest possible extent, without regard to prepayment of or the right to prepay the Obligations. If for any reason whatsoever, however, any charges paid or contracted to be paid in respect of the Obligations shall exceed the Maximum Lawful Amount, then, without any specific action by Lenders, Agent or Borrowers, the obligation to pay such interest and/or other charges shall be reduced to the Maximum Lawful Amount in effect from time to time and any amounts collected by Lenders that exceed the Maximum Lawful Amount shall be applied to the reduction of the principal balance of the Obligations and/or refunded to Borrowers so that at no time shall the interest or loan charges paid or payable in respect of the Obligations exceed the Maximum Lawful Amount. This provision shall control every other provision herein and in any and all other agreements and instruments now existing or hereafter arising between Borrowers and Lenders with respect to the Obligations.

     2.7 Alternate Rate of Interest if LIBOR Unavailable. In the event, and on each occasion, that on the date of commencement of any Interest Period for a LIBOR Loan, a Lender shall have determined (i) that dollar deposits in the amount of the requested principal amount of such LIBOR Loan are not generally available in the London Interbank Market; (ii) that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to such Lender of making or maintaining such LIBOR Loan during such Interest Period; or (iii) that reasonable means do not exist for ascertaining the LIBO Rate, such Lender shall, as soon as practicable thereafter, give written or telephonic notice of such determination to Borrowers. In the event of any such determination, any request by Borrowers for a LIBOR Loan under this Agreement shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Prime Rate Loan. Each determination by such Lender hereunder shall be conclusive absent manifest error.

     2.8   Change in Circumstances.

     2.8.1 Imposition of Requirements. Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable Laws or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of Law) shall change the basis of taxation of payments to a Lender under any LIBOR Loan made by the Lender or any other fees or amounts payable hereunder (other than taxes imposed on the overall net income, gross receipts or added value of a Lender by the country in which the Lender is located, or by the jurisdiction in which a Lender has its principal office, or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve requirement, special deposit, insurance charge (including FDIC insurance on LIBOR Liabilities) or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender or shall impose on a Lender or the London Interbank Market any other condition affecting this Agreement or LIBOR Loans made by a Lender, and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining its LIBOR Loan or to reduce the amount of any sum received or receivable by a Lender hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed by the affected Lender to be material, then Borrowers will pay to such Lender such additional amount or amounts as will compensate the Lender for such additional costs of reduction.

     2.8.2 Other Changes. If either (i) the introduction of, or any change in, or in the interpretation of, any United States or foreign Law; or (ii) compliance with any directive, guidelines or request from any central bank or other United States or foreign Governmental Authority (whether or not having the force of law) promulgated or made after the date hereof, affects or would affect the amount of capital required or expected to be maintained by a Lender (or any lending office of a Lender) or any corporation directly or indirectly owning or controlling a Lender (or any lending office of a Lender) based upon the existence of this Agreement, and the Lender shall have determined that such introduction, change or compliance has or would have the effect of reducing the rate of return on the Lender's capital or on the capital of such owning or controlling corporation as a consequence of its obligations hereunder (including its commitment) to a level below that which the Lender or such owning or controlling corporation could have achieved but for such introduction, change or compliance (after taking into account that Lender's policies or the policies of such owning or controlling corporation, as the case may be, regarding capital adequacy) by an amount deemed by the Lender (in its sole discretion) to be material, then, from time to time, Borrowers shall pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction attributable to making, funding and maintaining its commitment and Loans hereunder.

     2.8.3 Computation of Amounts. A certificate of a Lender setting forth the basis and method of computation of such amount or amounts specified in Sections
2.11.1 and 2.11.2 hereof as shall be necessary to compensate the Lender (or its participating banks) as specified above, as the case may be, shall be delivered to Borrowers and shall be conclusive absent manifest error; provided however, that Borrowers shall be responsible for compliance herewith and the payment of increased costs only to the extent that (i) any change in Laws giving rise to increased costs occurs after the date of this Agreement; and (ii) the Lender gives notice of the change giving rise to increased costs within one hundred eighty (180) Business Days after the Lender has, or with reasonable diligence should have had, knowledge of the change, or else Lender can only collect costs from and after the date of the notice. Subject to the foregoing, Borrowers shall pay the affected Lender the amount shown as due on any such certificate within ten (10) Business Days after its receipt of such certificate.

     2.8.4 No Duty to Contest. The protection of this Section 2.8 shall be available to a Lender regardless of any possible contention of invalidity or inapplicability of the Law or condition that shall have been imposed. Should a Lender assess any charge to Borrowers under this Section 2.8, and provided that Borrowers pay the assessment to the Lender, Borrowers may thereafter undertake, at Borrowers' own expense any contest of the matters giving rise to the charge that may, in the opinion of Borrowers' independent counsel issued to the affected Lender, and concurred in by counsel to the Lender, have a reasonable chance of success, provided further that the contest would not require the assertion of any position contrary to a position taken by the Lender generally with taxing authorities or any other involved parties and that there does not exist any other circumstance that would disadvantage the Lender in the event of such contest, as the affected Lender may determine in its discretion. The affected Lender shall offer reasonable participation to Borrowers for the purpose of enabling Borrowers to pursue the contest of such issue, with all expenses, including fees and expenses of the affected Lender's counsel, to be paid by Borrowers.

     2.9 Change in Legality of LIBOR Loans. Notwithstanding anything to the contrary herein contained, if any change in any Law or in interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for a Lender to make or maintain any LIBOR Loan or to give effect to its obligations as contemplated hereby, then, by written notice to Borrowers, the Lender may (i) declare that LIBOR Loans will not thereafter be made by the Lender hereunder, whereupon Borrowers shall be prohibited from requesting LIBOR Loans from the Lender hereunder unless such declaration is subsequently withdrawn; and (ii) require that all outstanding LIBOR Loans made by it be converted to Prime Rate Loans, in which event (a) all such LIBOR Loans shall be automatically converted to Prime Rate Loans (but without imposition of any additional charge that would normally become due under
Section 2.8 hereof) as of the effective date of such notice, and (b) all payments and prepayments of principal that would otherwise have been applied to repay the converted LIBOR Loans shall instead be applied to repay the Prime Rate Loans resulting from the conversion of such LIBOR Loans. For purposes of this
Section 2.9, a notice to Borrowers by the Lender pursuant to (a) above shall be effective, if lawful, on the last day of the then current Interest Period; in all other cases, such notice shall be effective on the date of receipt by Borrowers.

     2.10 Principal Repayment. All remaining principal outstanding under the Revolving Credit Loan shall become due on the Maturity Date or the earlier acceleration of the Revolving Credit Loan in accordance with the terms of this Agreement. Except to the extent due or made sooner pursuant to the provisions of this Agreement, the Borrowers will repay the aggregate principal of the Term Loans in the amounts (as such amount may be reduced as provided in this Agreement) and on the dates set forth below:

          Date                    Quarterly Payment
          ----                    -----------------
     July 1, 1999                     $1,250,000
     October 1, 1999                   1,250,000
     January 1, 2000                   1,250,000
     April 1, 2000                     1,250,000
     July 1, 2000                      1,500,000
     October 1, 2000                   1,500,000
     January 1, 2001                   1,500,000
     April 1, 2001                     1,500,000
     July 1, 2001                      1,500,000
     October 1, 2001                   1,500,000
     January 1, 2002                   1,500,000
     April 1, 2002                     1,500,000
     June 10, 2002                  Balance Due in Full


     To the extent not previously paid, the aggregate outstanding principal amount of the Term Loans shall be due and payable on the Maturity Date. During the continuance of any Event of Default, all prepayments shall be applied, first, to the Term Loans, second, upon payment in full of the Term Loans, to the Swing Line Loans, and third, after payment in full of the Swing Line Loans, to the Revolving Credit Loans. In the absence of an Event of Default, voluntary prepayments pursuant to this Agreement shall be applied as the Borrowers determine. Revolving Credit Loans and Swing Line Loans (but not Term Loans) prepaid pursuant to this Agreement may be reborrowed, subject to the terms and conditions of this Agreement. Each prepayment of the Term Loans made pursuant to this Agreement shall be applied to reduce the aggregate outstanding principal amount of the Term Loans, ratably among the Lenders holding Term Loans in proportion to the principal amount held by each, with each such reduction to be applied to each scheduled principal payment to reduce the scheduled payment on the Term Loans due under this Section on a pro rata basis across maturities. Each prepayment of the Revolving Credit Loans made pursuant to this Agreement shall be applied to reduce the aggregate outstanding principal amount of the Revolving Credit Loans, ratably among the Lenders holding Revolving Credit Loans in proportion to the principal amount held by each.

     2.11 Prepayment of LIBOR Loans.

     2.11.1 Notice of LIBOR Loan Prepayment. Borrower may, upon two (2) Banking Days' prior written notice to Agent, and upon payment of all applicable premiums set forth in Section 2.11.3 hereof, prepay any outstanding LIBOR Loans prior to any Interest Payment Date for such LIBOR Loans, in whole or in part. Each notice of prepayment of any LIBOR Loan shall specify the date and amount of such prepayment and shall be irrevocable.

     2.11.2 Amount of LIBOR Loan Prepayment. Each partial prepayment of any LIBOR Loan shall be in an aggregate principal amount which is the lesser of (i) the then outstanding principal balance of the one or more LIBOR Loans to be prepaid, or (ii) Five Hundred Thousand and No/100 Dollars ($500,000.00) or an integral multiple thereof. Interest on the amount prepaid accrued to the prepayment date shall be paid on such date.

     2.11.3 LIBOR Loan Prepayment Premium. Upon prepayment of any LIBOR Loan on a date other than the relevant Interest Payment Date for such borrowing, Borrowers shall pay to Lenders, in addition to all other payments then due and owing Lenders, premiums which shall be equal to an amount, if any, reasonably determined by Agent to be the difference between the rate of interest then applicable to the relevant LIBOR Loan and the yield Lenders would receive upon reinvestment of so much of the relevant LIBOR Loans as is prepaid for the remainder of the term of the relevant LIBOR Loan or Loans. Anything in this Section 2.11.3 to the contrary notwithstanding, the premiums payable upon any such prepayment shall not exceed the amount, if any, determined by Agent to be the difference between the rate of interest then applicable to the relevant LIBOR Loan and the yield that Lenders could receive upon reinvestment in the "Floor Reinvestment" of so much of the relevant LIBOR Loan as is prepaid for the remainder of the term of the relevant LIBOR Loan. For purposes hereof, "Floor Reinvestment" shall mean an investment for the time period from the date of such prepayment to the end of the relevant Interest Period applicable to such LIBOR Loan at an interest rate per annum equal to the federal funds "offered" rate as published in the Wall Street Journal on the date of such prepayment. All determinations, estimates, assumptions, allocations and the like required for the determination of such premiums shall be made by Agent in good faith and shall be presumed correct absent manifest error.

     2.12 Prepayment of Prime Rate Loans. Borrower may at any time prepay any outstanding Prime Rate Loans prior to the Maturity Date in whole or in part without premium or penalty.

     2.13 Fixed Commitment Fees. Upon the execution of this Agreement, Borrowers shall pay commitment fees to AmSouth and the other Lenders, in the amounts previously agreed to by the Borrowers and the Lenders. These commitment fees are not refundable or proratable.

     2.14 Periodic Commitment Fee Based on Use of Facilities. Borrowers shall pay to Agent for distribution to Lenders Pro Rata an additional commitment fee for the unused portion of the Revolving Credit Loan. This fee shall be determined by applying the Applicable Commitment Fee to the average daily unused balance of the Revolving Credit Loan. The commitment fee shall be paid in arrears on the first day of each January, April, July and October, commencing on July 1, 1999. This commitment fee is not refundable or proratable.

     2.15 Agent's Fee. On the Closing Date, and on each subsequent anniversary thereof excepting only an anniversary corresponding to the Maturity Date, Borrowers shall pay to Agent, for its own account, a fee in such amount as shall be agreed to from time to time.

     2.16 Letters of Credit. Subject to the terms and conditions of this Agreement, Lenders' respective Revolving Credit Commitments may be utilized, upon the request of Response, on behalf of the Borrowers, for the issuance by the Issuing Bank of letters of credit (the "Letters of Credit") for the account of Borrowers for uses that would be permitted for the Revolving Credit Loan; provided that in no event shall (i) the aggregate amount of all stated and undrawn amounts under Letters of Credit (the "Letter of Credit Liabilities"), together with the aggregate principal amount of the Loans advanced under the Revolving Credit Loan, exceed the amount stated in Section 2.1 hereof, or (ii) the expiration date of any Letter of Credit extend beyond the Maturity Date applicable to the Revolving Credit Loan. The following additional provisions shall apply to Letters of Credit:

     2.16.1 Procedure for Issuance. Borrower shall give Agent at least three (3) Business Days' irrevocable prior notice (effective upon receipt) specifying (i) the Business Day (which shall be no later than thirty (30) days preceding the Maturity Date) each Letter of Credit is to be issued and (ii) which Lender is to be the Issuing Bank and describing in reasonable detail the proposed terms of such Letter of Credit (including its beneficiary) and the nature of the transactions or obligations proposed to be supported. On the same day that the Agent receives such notice for issuance of Letters of Credit, the Agent shall notify the Lender requested by the Borrowers to issue a Letter of Credit and the other Lender or Lenders of receipt of such notice for issuance of Letters of Credit. If the Lender requested by the Borrowers to issue the Letter of Credit is a Lender other than AmSouth, and such Lender declines to issue such Letter of Credit, or if the Borrowers fail to specify the Lender that is to issue the Letter of Credit, AmSouth shall issue the Letter of Credit requested by the Borrowers and shall be the Issuing Bank with respect thereto. The Issuing Bank (whether the Lender requested by the Borrowers to issue the Letter of Credit or AmSouth) shall issue the Letter of Credit and will make available to the beneficiary thereof the original of such Letter of Credit, as directed by Response. Response shall be the account party for each Letter of Credit, including Letters of Credit issuable to a beneficiary having a claim or potential claim against a Subsidiary of Response.

     2.16.2 Participation Among Lenders. On each day during the period commencing with the issuance by the Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been terminated or, if drawn upon, until the resulting obligations of reimbursement (the "Reimbursement Obligations") have been satisfied in full by Borrowers (whether by a borrowing under this Agreement or otherwise), the Revolving Credit Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement (including, but not limited to, the calculation of availability and of the nonuse fee) in an amount equal to such Lender's Pro Rata Share of the Letter of Credit Liabilities associated with such Letter of Credit. Each Lender (other than the Issuing Bank) agrees that, upon the issuance of any Letter of Credit, it shall automatically be deemed to have acquired a participation in the Issuing Bank's liability under such Letter of Credit in an amount equal to such Lender's Pro Rata Share of such liability, and each Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Bank to pay and discharge when due, its Pro Rata Share of the Issuing Bank's liability under such Letter of Credit.

     2.16.3 Reimbursement Obligation. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank shall promptly notify Agent (if AmSouth is not the Issuing Bank) and Response of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand. Borrowers hereby unconditionally agree to pay and reimburse Agent for the account of the Issuing Bank and the other Lenders Pro Rata with respect to the amount of each demand for payment under such Letter of Credit at or prior to the date on which payment is to be made by the Issuing Bank to the beneficiary under such Letter of Credit, without presentment, demand, protest or other formalities of any kind. Any amounts not so paid or borrowed as set forth in Section 2.16.4 below shall bear interest at the rate(s) specified in the documents relating to the issuance of the Letter of Credit (the "Letter of Credit Documents") or, if higher, at the rate(s) specified on the Notes (including the Default Rate, if applicable).

     2.16.4 Means of Reimbursement. Forthwith upon its receipt of a notice referred to in Section 2.16.3 hereof, Response shall advise Agent whether or not Response, on behalf of Borrowers, intends to obtain a Loan to finance its obligation to reimburse the Issuing Bank for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in this Agreement. In the event that Response fails to so advise Agent, and if Response fails to reimburse the Issuing Bank for a demand for payment under a Letter of Credit by the date of such payment, Agent shall give each Lender prompt notice of the amount of the demand for payment, specifying such Lender's Pro Rata Share of the amount of the related demand for payment, and Borrowers shall be deemed in default hereunder for breaching Section 2.16.3 above.

     2.16.5 Payments by Lenders. Each Lender (other than the Issuing Bank) shall pay to Agent for the account of the Issuing Bank in Dollars and in immediately available funds, such Lender's Pro Rata Share of any payment under a Letter of Credit upon notice by Agent to such Lender requesting such payment and specifying such amount as provided in Section 2.16.4. Each such Lender's obligation to make such payments to Agent for the account of the Issuing Bank under this Section 2.16.5, and the Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including the failure of any other Lender to make its payment under this Section 2.16.5, the financial condition of Borrowers, the existence of any Unmatured Default or Event of Default or the termination of the Revolving Credit Commitments. Each such payment to the Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever; provided, nothing contained in the foregoing shall limit the Issuing Bank's liability for its gross negligence or willful misconduct in improperly honoring a draft drawn under a Letter of Credit.

     2.16.6 Settlement Among Lenders. Upon the making of each payment by a Lender to the Issuing Bank pursuant to Section 2.16.5 above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of Agent, the Issuing Bank or such Lender, acquire (i) a participation in any amount equal to such payment in the Reimbursement Obligation owing to the Issuing Bank by Borrowers under this Agreement and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Pro Rata Share in any interest or other amounts payable by Borrowers under such Letter of Credit Documents and the other Credit Documents in respect of such Reimbursement Obligation. Upon receipt by the Issuing Bank from or for the account of Borrowers of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of set-off or application of proceeds of any collateral security) the Issuing Bank shall promptly pay to Agent for the account of each Lender who shall have previously assumed a participation in such payment under clause (ii) above, such Lender's Pro Rata Share of such payment, each such payment by the Issuing Bank to be made in the same money and funds in which received by the Issuing Bank. In the event any payment received by the Issuing Bank and so paid to Lenders is rescinded or must otherwise be returned by the Issuing Bank, each Lender shall, upon the request of the Issuing Bank (through Agent), repay to the Issuing Bank (through Agent) the amount of such payment paid to such Lender, with interest at the rate specified in Section 2.16.10.

     2.16.7 Letter of Credit Fee. Borrowers shall pay to Agent for the account of each Lender a letter of credit fee in respect of each Letter of Credit on the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit to and including the date such Letter of Credit is drawn in full, expires or is terminated (such fee to be non-refundable, to be paid in arrears on the first day of each calendar quarter and on the Maturity Date applicable to the Revolving Credit Loan and to be calculated, for any day, after giving effect any payments made under such Letter of Credit on such day) in an amount equal to the Applicable LIBO Rate Margin(s) in effect during the relevant period. In addition, for each Letter of Credit that is issued (and all renewals thereof), the Borrowers agree to pay to the Agent in advance, for the sole account of the Issuing Bank, an issuance or renewal fee, as the case may be, equal to one-eighth of one percent (1/8%) per annum on the stated amount of the Letter of Credit being issued or renewed. Such fee shall be payable in advance on the date of issuance or renewal, as the case may be. All calculations of Letter of Credit fees shall be based on a 360 day year counting the actual number of elapsed days.

     2.16.8 Letter of Credit Information. Upon the request of any Lender from time to time, the Issuing Bank shall deliver any information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

     2.16.9 Conditions Relating to Letters of Credit. The issuance by the Issuing Bank of each Letter of Credit shall be subject, in addition to the conditions precedent set forth in Article III hereof (as though the issuance of the Letter of Credit were the making of a Loan), to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Issuing Bank consistent with its then current practices and procedures with respect to letters of credit of the same type and (ii) Borrowers shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Issuing Bank shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type; provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement, the provisions of this Agreement shall control.

     2.16.10 Payments Among Lenders. In the event that any Lender fails to pay any amount required to be paid pursuant to this Section 2.16 when due, such Lender shall pay interest to the Issuing Bank (through Agent) on such amount from and including such due date to but excluding the date such payment is made
(i) during the period from and including such due date to but excluding the date three Business Days thereafter, at a rate per annum equal to the federal funds rate (as in effect from time to time as determined by Agent) and (ii) thereafter, at a rate per annum equal to the Prime Rate plus 2.0%.

     2.16.11 Modifications. The issuance by the Issuing Bank of any modification or supplement to any Letter of Credit shall be subject to the same conditions applicable under this Section 2.16 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued unless either (x) the respective Letter of Credit as affected by such action would have complied with such conditions had it originally been issued in such modified or supplemented form or (y) each Lender shall have consented to such modification or supplement.

     2.16.12 Absolute Obligations of Borrowers. The obligations of Borrowers under this Section 2.16 shall be unconditional and absolute and shall not be affected, modified or impaired, upon the happening at any time or time to time of any event, including any of the following, whether or not with notice to or the consent of Borrowers:

     2.16.12(a) the compromise, settlement, release, modification,. amendment (whether material or otherwise) or termination of any or all of the obligations, conditions covenants or agreements of any Person in respect of any of the Credit Documents;

     2.16.12(b) the occurrence, or the failure by Agent, any Lender or any other Person to give notice to Borrowers of the occurrence, of any Event of Default or any default under any of the other Credit Documents;

     2.16.12(c) the waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements of any Person contained in any of the Credit Documents;

     2.16.12(d) the extension of the time for performance of any other obligations, covenants or agreements of any Person under or arising out of any of the Credit Documents;

     2.16.12(e) the taking or the omission of any of the actions referred to in any of the Credit Documents;

     2.16.12(f) any failure, omission or delay on the part of Agent, any Lender, Borrowers or the beneficiary of any Letter of Credit to enforce, assert or exercise any right, remedy, power or privilege conferred by this Agreement or any of the Credit Documents, or any other act or acts on the part of Agent, any Lender, Borrowers or the beneficiary of any Letter of Credit;

     2.16.12(g) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of, the marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings which affect, Borrowers or any other party to any of the Credit Documents;

     2.16.12(h) any lack of validity or enforceability of this Agreement, any Letter of Credit or any other Credit Document, or any allegation of invalidity or unenforceability or any contest of such validity or enforceability;

     2.16.12(i) the existence of any claim, set-off, defense or other right which Borrowers may have at any time against Agent, any Lender or any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom the Lender or any such beneficiary or transferee may be acting), or any other Person, whether in connection with this Agreement or any of the other Credit Documents or any of the transactions contemplated by any Credit Document or any unrelated transaction;

     2.16.12(j) any statement in any certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any such statement being untrue or inaccurate in any respect whatsoever;

     2.16.12(k) payment by the Issuing Bank under any Letter of Credit against presentation of a demand or certificate which does not comply with the terms of such Letter of Credit;

     2.16.12(1) the release or discharge by operation of law of Borrowers from the performance or observance of any obligation, covenant or agreement contained in any of the Credit Documents; or

     2.16.12(m) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     2.16.13 Indemnification. Without affecting Borrowers' liability under any other provision of this Agreement, Borrowers agree to indemnify each of the Issuing Bank, Agent and Lenders and their respective affiliates, directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, damages or expenses incurred by any of them in connection with or by reason of any actual or threatened investigation, litigation or other proceeding (including, in respect of the Issuing Bank and Agent, any such investigations, litigation or other proceeding between the Issuing Bank or Agent and any Lender) relating to (a) the execution and delivery of any Letter of Credit; (b) the use of the proceeds of any drawing under any Letter of Credit; or (c) the transfer or substitution of, or payment or failure to pay under, any Letter of Credit, including the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding, but excluding damages, losses, liabilities or expenses to the extent, but only to the extent, incurred by reason of the willful misconduct or gross negligence of the Issuing Bank in determining whether a document presented under any Letter of Credit complies with the terms of such Letter of Credit. It shall not be a condition to any such indemnification that the Issuing Bank, Agent or any Lender shall be a party to any such investigations, litigation or other proceeding. Nothing in this Paragraph 2.16 is intended to limit Borrowers' payment obligations under this Agreement.

     2.16.14 Assumption of Risk. Borrowers assume all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to the use of the Letter of Credit. None of Agent, any Lender nor any of their respective affiliates, officers, directors, employees, attorneys or agents shall be liable or responsible for: (a) the use which may be made of the Letter of Credit or for any acts or omissions of any beneficiary of any Letter of Credit in connection with such Letter of Credit; (b) the validity, sufficiency or genuineness of documents presented to the Issuing Bank, or of any endorsement on such documents, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failure to make payment under any Letter of Credit; provided that Borrowers shall have a claim against the Issuing Bank to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by Borrowers which Borrowers prove were caused by the Issuing Bank's willful misconduct or gross negligence in determining whether a document presented under any Letter of Credit complies with the terms of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     2.16.15 Reserves. The Borrowers acknowledge that each Issuing Bank will be required by applicable rules and regulations of the Federal Reserve Board to maintain reserves for its liability to honor draws made pursuant to a Letter of Credit notwithstanding the obligation of the Lenders for a participation in such Letter of Credit Liabilities. The Borrowers agree to reimburse the Issuing Bank promptly for all additional costs incurred by reason of any Regulatory Change that the Issuing Bank may hereafter incur solely by reason of its acting as issuer of the Letters of Credit and its being required to reserve for such liability, it being understood by the Borrowers that other interest and fees payable under this Agreement do not include compensation of the Issuing Bank for such reserves. Each Issuing Bank shall furnish to the Borrowers, at the time of such Issuing Bank's demand for payment of such additional costs, the computation of such additional cost, which shall be conclusive absent demonstrable error, provided that such computations are made on a reasonable basis. The Borrowers shall pay to the Issuing Bank administrative and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the Issuing Bank and the Borrowers shall agree from time to time.

     2.17 Swingline Loans. The Swingline Lender hereby agrees to extend to Borrowers Swingline Loans in the aggregate amount not to exceed One Million and No/100 Dollars ($1,000,000.00), on the following terms and conditions.

     2.17.1 Use of Proceeds of Swingline Loans. Borrowers may use the proceeds of Swingline Loans for any purpose permitted for the proceeds of the Revolving Credit Loan under Section 2.2 of this Agreement. To the extent proceeds of Swingline Loans are used for working capital purposes, they shall be applied to reduce the amount of the Revolving Credit Loan that may be used for working capital purposes under Section 2.2 of this Agreement.

     2.17.2 Swingline Note. The Swingline Loans shall be evidenced by the Swingline Note.

     2.17.3   Funding of Swingline Loans Advanced Pursuant to Borrowing Notices.

     2.17.3(a) Applicability. Except for Swingline Loans made pursuant to Account Agreements as provided in Section 2.17.4 hereof, the funding of Swingline Loans shall be subject to this Section 2.17.3.

     2.17.3(b) Borrowing Notices. As long as Borrowers meet the conditions for funding stated in this Agreement, Response, on behalf of Borrowers, may submit requests for Swingline Loans ("Swingline Borrowing Notices") to the Swingline Lender. All requests shall be made in writing (or by telephone, subject to such security procedures as the Swingline Lender may require from time to time, provided that all telephonic notices shall be confirmed by written Swingline Borrowing Notices within one (1) Business Day) and shall specify the proposed date of the requested disbursement and the aggregate amount of such disbursement. Each Swingline Borrowing Notice shall irrevocably obligate Borrowers to accept the Swingline Loan requested thereby. Swingline Borrowing Notices shall be in such form as the Swingline Lender may from time to time require.

     2.17.3(c) Funding of Swingline Loans. The Swingline Lender shall fund Swingline Loans on the Banking Day following the Banking Day of the Swingline Lender's receipt of the Swingline Borrowing Notice. All funds shall be disbursed directly into an account maintained by Borrower with the Swingline Lender. Borrowers agree that if the Swingline Lender elects to fund any requested Swingline Loan(s) sooner after requested than is required hereunder, the Swingline Lender may nevertheless use the entire response period allowed hereunder upon receipt of any subsequent request, at its sole option.

     2.17.4 Funding of Swingline Loans Advanced Pursuant to Cash Management Accounts. Borrower may have in effect from time to time separate agreements with the Swingline Lender or its affiliates ("Account Agreements") establishing cash management procedures that may involve the automatic disbursement of Swingline Loans. The Account Agreements may be established using standardized forms that do not address the specific circumstances of the Swingline Loan. To resolve potential inconsistencies between this Agreement and Account Agreements, the terms of this Agreement and of Account Agreements shall relate to one another as follows:

     2.17.4(a) Funding and Payment Procedures Controlled by Account Agreements. The Account Agreements shall control this Agreement as to (i) Section 2.17.3 hereof regarding funding procedures, and (ii) Interest Payment Dates, to the extent that an Account Agreement may provide for such payment more frequently than otherwise required under this Agreement.

     2.17.4(b) Certain Provisions Controlled by this Agreement. Notwithstanding any provision of an Account Agreement to the contrary, except as provided above in Section 2.17.4(a) hereof, the provisions of this Agreement shall control any Account Agreement to the extent that an Account Agreement may be inconsistent with this Agreement.

     2.17.4(c) Continuing Warranty Under Account Agreements. Because Account Agreements may provide for the making of Swingline Loans without formal draw requests from Borrowers, Borrowers agree that Borrowers' warranty under Section
2.17.5 hereof as to the satisfaction of all conditions to the right to receive Swingline Loans shall be a continuing one during any period that such an Account Agreement may be in effect. Therefore, any Swingline Loans funded by the

Swingline Lender pursuant to an Account Agreement after the failure of a condition stated in Article III hereof shall be deemed made upon the affirmative misrepresentation of Borrowers unless the Swingline Lender has received written notice of and waived the failed condition in writing.

     2.17.5 Implied Representations Upon Request for Swingline Loan. Upon making any request for a Swingline Loan, Borrowers shall be deemed to have warranted to the Swingline Lender that all conditions to funding are satisfied as of the submission of the request to the Swingline Lender.

     2.17.6 Advance Not Waiver. The Swingline Lender's making of any Swingline Loan that it is not obligated to make under any provision of Article III hereof or any other provision hereof shall not be construed as a waiver of the Swingline Lender's right to withhold future Swingline Loans, notify Agent of an Event of Default, or otherwise demand strict compliance with this Agreement.

     2.17.7 Interest. Interest shall be charged and paid on each Swingline Loan as follows:

     2.17.7(a) Rate of Interest. Interest shall accrue on Swingline Loans at an annual rate equal to the Prime Rate, said rate to change contemporaneously with any change in the Prime Rate.

     2.17.7(b) Calculation of Interest. Interest shall be computed on the basis of a 360-day year counting the actual number of days elapsed.

     2.17.7(c) Payment of Interest. Interest shall be due and payable in arrears without notice on each Interest Payment Date.

     2.17.7(d) Default Rate. Notwithstanding the foregoing, upon the occurrence of an Event of Default and during the continuation of such Event of Default until it is cured or waived, interest shall be charged at the Default Rate, regardless of whether the Swingline Lender has elected to exercise any other remedies available to it, including, without limitation, acceleration of the maturity of the outstanding principal of the Swingline Loans. All such interest shall be paid at the time of and as a condition precedent to the curing of any such Event of Default to the extent any right to cure is given in this Agreement.

     2.17.7(e) Usury Savings Provision. It is the intention of the parties that all charges under or in connection with this Agreement and the Obligations, however denominated, and including (without limitation) all interest, commitment fees, late charges and loan charges, shall be limited to the Maximum Lawful Amount. Such charges hereunder shall be characterized and all provisions of the Credit Documents shall be construed as to uphold the validity of charges provided for therein. If for any reason whatsoever, however, any charges paid or contracted to be paid in respect of the Swingline Loans shall exceed the Maximum Lawful Amount, then, ipso facto the obligation to pay such interest and/or other charges shall be reduced to the Maximum Lawful Amount in effect from time to time, and any amounts collected by Lender that exceed the Maximum Lawful Amount shall be applied to the reduction of the principal balance of the Swingline Loans and/or refunded to Borrowers so that at no time shall the interest or loan charges paid or payable in respect of the Swingline Loans exceed the Maximum Lawful Amount. This provision shall control every other provision herein and in any and all other agreements and instruments now existing or hereafter arising between Borrowers and the Swingline Lender with respect to the Swingline Loans.

     2.17.8 Repayment of Principal. All remaining principal, interest and expenses outstanding under the Swingline Loans shall become due in full on the Maturity Date or the earlier acceleration of the Revolving Credit Loan in accordance with the terms of this Agreement. Borrowers may at any time prepay any outstanding Swingline Loans in whole or in part without premium or penalty.

     2.17.9 Procedures Among Lenders Upon Event of Default. Upon the occurrence of an Event of Default, Lenders shall acquire participation interests in the outstanding Swingline Loans as necessary to cause each Lender to own a Pro Rata interest in the outstanding Swingline Loans, pursuant to such documentation as Agent may deem necessary. The obligation of each Lender to acquire such a participation interest shall be unconditional and, without limiting the foregoing, shall remain in effect irrespective of (i) the occurrence of any Event of Default or Unmatured Default, (ii) the financial condition of Borrowers, the Agent, the Swingline Lender or any other Lender or (iii) the termination or cancellation of the Commitments (provided that such Swingline Loan was made prior to the date of such termination or cancellation). The Swingline Loans shall thereafter be administered by Lenders and Agent as though the Swingline Loans were amounts outstanding under the Revolving Credit Loan. Additionally, to this end, upon the occurrence and continuation of an Event of Default, Agent may, in its discretion, and without Borrowers' consent, cause an advance to be made under the Revolving Credit Loan sufficient to repay the outstanding Swingline Loans, even if an Event of Default is then outstanding.

     2.18 Withholding Tax Exemption. Each Lender that is not incorporated or organized under the laws of the United States of America, or a state thereof, shall, on or before the date such Lender becomes a party to this Agreement, deliver to each of Response and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and such Lender's Revolving Credit Note without deduction or withholding of any United States federal income taxes. Each Lender that so delivers a Form 1001 or 4224 further undertakes to deliver to each of Response and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224), becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding or deduction of United States federal income tax or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Response or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and such Lender's Revolving Credit Note without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred after the Closing Date and prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender promptly advises Response and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                            III. CONDITIONS PRECEDENT

     3.1 Conditions to Initial Advance. Lenders shall not be obligated to make their initial Loans pursuant to this Agreement unless and until Borrowers satisfy the following conditions:

     3.1.1 Credit Documents. Borrowers shall have delivered to Lenders and to Agent the following documents, fully executed and in form and substance acceptable to Agent:

     3.1.1(a) Credit Agreement.  This Agreement.

     3.1.1(b) Notes. The Notes made by Borrowers payable to the order of the respective Lenders in the maximum principal amounts of the Lenders' respective Commitments and the Swingline Note.

     3.1.1(c) Security Agreements.  Security Agreements executed by Borrowers.

     3.1.1(d) Pledge of Equity Interests in Subsidiaries. Pledge Agreements, Irrevocable Proxies and Blank Stock Powers, evidencing a first priority perfected security interest in all of the ownership interests of Borrowers' Subsidiaries listed on Schedule 3.1.1(d) and all dividends, distributions and other property related thereto, together with all promissory notes (duly endorsed in blank) and the original certificates evidencing the pledged stock, partnership rights and interests in limited liability companies.

     3.1.1(e) Charters. Certified Copies of the Borrowers' corporate charters and all amendments thereto, issued by the Secretaries of State for their states of domicile.

     3.1.1(f) Bylaws.  Certified Copies of Bylaws for the Borrowers.

     3.1.1(g) Certificates of Good Standing. Certificates of good standing or existence, as applicable, issued as to the Consolidated Entities by the Secretaries of State for the states of their domicile.

     3.1.1(h) Foreign Qualification. Certificates of Qualification issued by the Secretaries of State for each state in which a Consolidated Entity is required to qualify as a foreign corporation.

     3.1.1(i) Resolutions. Certified Copies of Resolutions authorizing the execution of all applicable Credit Documents on behalf of Borrowers.

     3.1.1(j) Opinions of Borrowers' Counsel. Opinions of counsel to the Consolidated Entities addressed to Agent and Lenders, addressing matters reasonably required by Lenders, Agent and their counsel.

     3.1.1(k) UCC Searches. UCC search reports on Borrowers from such jurisdictions and filing offices as Lenders and Agent may require.

     3.1.1(l) Closing Statement and Funding of Expenses. Loan Closing Statement describing expenses and fees due in connection with the closing of the Loans and payment thereof in immediately available funds.

     3.1.1(m) Interest Rate Protection. Documents evidencing interest rate protection acceptable to Lenders for at least 50% of the projected outstanding principal balance of the Loans.

     3.1.1(n) Other Documents. Such other documents as Lenders or Agent may reasonably require, including subordination agreements executed by the Borrowers in favor of the Agent.

     3.1.1(o) Landlord Consents. Landlord consents from each landlord with respect to the leased premises of the Borrowers listed on Schedule 3.1.1(o).

     3.1.1(p) Completion of Exhibits and Schedules. The completion of all exhibits and schedules to this Agreement, which shall be satisfactory to Agent, in its sole discretion.

     3.1.2 Additional Conditions. Borrowers shall have satisfied the following additional conditions, to Lenders' and Agent's satisfaction:

     3.1.2(a) Warranties. All warranties made in the Credit Documents must be true in all material respects and shall be true in all material respects taking into account the funding of the requested Loan.

     3.1.2(b) Covenants. All covenants made in the Credit Documents must have been complied with and shall have been complied with taking into account the funding of the requested Loan.

     3.1.2(c) Absence of Unmatured Default. No Event of Default or Unmatured Default shall exist under this Agreement.

     3.1.2(d) No Adverse Change. There must be no Material Adverse Change since the date of the Financial Statements.

     3.1.2(e) Regulatory Diligence. The completion of healthcare regulatory diligence to the satisfaction of Agent and its counsel.

     3.1.2(f) Ownership Structure. Lenders' satisfaction upon a review of Response's present capital structure as set forth in Schedule 5.26 hereof.

     3.1.2(g) Projections. Lenders' receipt of financial projections prepared by Borrowers covering Borrowers' anticipated operations for the next three (3) years.

     3.2 Conditions to Subsequent Loans. Lenders shall not be obligated to make any Loan unless all of the following conditions are satisfied as of the time of the request and of funding:

     3.2.1 Conditions to Initial Advance. All of the conditions in Section 3.1 hereof must have been satisfied.

     3.2.2 Warranties. All warranties made in the Credit Documents must be true in all material respects and shall be true in all material respects taking into account the funding of the requested Loan.

     3.2.3 Covenants. All covenants made in the Credit Documents must have been complied and shall have been complied with taking into account the funding of the requested Loan.

     3.2.4 Absence of Unmatured Default. No Event of Default or Unmatured Default shall exist under this Agreement.

     3.2.5 Material Adverse Change. There shall not have occurred a Material Adverse Change.

     3.3 Participating Entity. The Agent shall also have received on or before any date after the Closing Date on which a person becomes a Participating Entity
(i) a copy of resolutions of the Board of Directors and, if necessary, the shareholders, partners or members of such person certified as in full force and effect on the date thereof by the Secretary or Assistant Secretary of such person, authorizing such person's execution, delivery and performance of, the Credit

Documents and all other agreements and instruments that this Agreement requires to be executed, delivered and performed by such person; (ii) a copy of the organizational documents of such person, certified as true and correct on and as of the date on which Credit Documents are executed and delivered by such person;
(iii) certificates of good standing with respect to such person from the appropriate Governmental Authorities in the jurisdiction under the laws of which such person is incorporated or formed; (iv) an opinion of counsel to such person consistent with the form of the opinions of counsel to the Borrowers previously delivered (with such changes therein as are appropriate in the circumstances) as to the execution and delivery by such person of the Credit Documents and other matters related thereto; (v) fully executed copies of all Credit Documents that this Agreement requires to be executed or delivered (or both) by such person (including a fully executed Assumption Agreement); and (vi) such additional supporting documents as the Agent or its counsel may reasonably request.

     3.4 Conditions Subsequent.

     3.4.1 Agreement to Pledge. At such time as the prohibition to pledging the interest of the limited liability companies owned by the Consolidated Entities and further described on Schedule 3.4.1 is deleted, Borrowers shall promptly cause the interest in such limited liability companies to be pledged to the Agent to secure the Obligations.

     3.4.2 Lockboxes. Within 90 days after the Closing Date, Borrowers and their Subsidiaries shall execute or, in the case of Providers, cause to be executed Lockbox Agreements in form and substance acceptable to the Agent. The Borrowers shall have an option to extend the time in which to obtain the Lockbox Agreements for an additional 30 days upon their written request to the Agent for such extension.

     3.4.3 Landlord Consents. Within 120 days after the Closing Date, Borrowers shall have used their best efforts to obtain landlord consents and waivers from those landlords of leased premises listed on Schedule 3.4.3.

     3.4.4 UCC-1 Financing Statements. Within 15 days after the Closing Date, Response shall deliver to the Agent, fully executed UCC-1 Financing Statements listing Response as Secured Party, the entities set forth on Schedule 3.4.4 as debtors, and the Agent as assignee of Response to be filed in the appropriate jurisdictions.


                       IV. REPRESENTATIONS AND WARRANTIES

Borrowers represent and warrant to Lenders and Agent that:

     4.1 Capacity. Each Consolidated Entity is a corporation or other entity as set forth in Schedule 4.1 hereof, and is duly organized, validly existing and in good standing under the laws of the state of its domicile as set forth in
Schedule 4.1. Each Consolidated Entity is qualified or authorized to do business in all jurisdictions in which its ownership of property or conduct of business requires such qualification or authorization or where the failure to be so qualified or authorized would not have a Material Adverse Effect. Each Consolidated Entity has the power and authority to own its Properties and to carry on its business as now being conducted and as proposed to be conducted after the execution hereof, to execute and deliver this Agreement and the other Credit Documents, and to perform its obligations hereunder and under the other Credit Documents.

     4.2 Authorization. The execution, delivery and performance of this Agreement and the other Credit Documents by each Consolidated Entity executing such documents has been duly authorized by all requisite action.

     4.3 Binding Obligations. This Agreement is and the other Credit Documents, when executed and delivered to Lender, will be, legal, valid and binding upon each Consolidated Entity who is a party thereto, enforceable in accordance with its respective terms, subject only to principles of equity and laws applicable to creditors generally, including bankruptcy laws.

     4.4 No Conflicting Law or Agreement. The execution, delivery and performance of this Agreement and the other Credit Documents by each Consolidated Entity does not constitute a breach of or default under, and will not violate or conflict with, any provisions of the corporate charter or other constituent documents of a Consolidated Entity; any contract, financing agreement, lease, or other agreement to which a Consolidated Entity is a party or by which its Properties may be affected, the violation of which could have a Material Adverse Effect; or any Law to which a Consolidated Entity is subject or by which its Properties may be affected, the violation of which could have a Material Adverse Effect; nor will the same result in the creation or imposition of any Encumbrance upon any Property of any Consolidated Entity, other than those contemplated by the Credit Documents.

     4.5 No Consent Required. The execution, delivery, and performance of this Agreement and the other Credit Documents by the Consolidated Entities do not require the consent or approval of or the giving of notice to any Person except for those consents which have been duly obtained and are in full force and effect on the date hereof and others, if any, which by their omission could not result in a Material Adverse Effect.

     4.6 Financial Statements. The Financial Statements are complete and correct, have been prepared in accordance with GAAP, and present fairly the financial condition and results of operations of the Consolidated Entities as of the date and for the period stated therein, subject to year-end adjustments. No Material Adverse Change has occurred since the date of the Financial Statements. Borrowers acknowledge that Lenders have advanced (or shall advance) the Loans in reliance upon the Financial Statements.

     4.7 Fiscal Year. Each Consolidated Entity's fiscal year ends on December 31 of each year.

     4.8 Litigation. Except as disclosed on Schedule 4.8 hereto, (i) there is no litigation, arbitration, legal or administrative proceeding, tax audit, investigation, or other action or proceeding of any nature pending against any Consolidated Entity or any of its Properties, and (ii) there is no litigation, arbitration, legal or administrative proceeding, tax audit, investigation, or other action or proceeding of any nature threatened in writing against a Consolidated Entity which, if adversely determined, could have a Material Adverse Effect. No Consolidated Entity is subject to any outstanding court, arbitral or administrative order, writ or injunction. To the Best of Borrowers' Knowledge, no facts exist under which third parties have unasserted claims against any Consolidated Entity which, if adversely determined, could have a Material Adverse Effect.

     4.9 Taxes: Governmental Charges. Each Consolidated Entity has filed or caused to be filed or has lawfully extended the deadline for filing all tax returns and reports required to be filed. Each Consolidated Entity has paid, or made adequate provision for the payment of, all Taxes that have or may have become due pursuant to such returns or otherwise, or pursuant to any assessment received by it, except such Taxes, if any, as are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided. To the Best of

Borrowers' Knowledge, there is no proposed material tax assessment against any Consolidated Entity. No extension of time for the assessment of federal, state or local taxes of any Consolidated Entity is in effect or has been requested, except as disclosed in Schedule 4.9 hereto. Each Consolidated Entity has timely made all required remittances of withholding deposits and other assessments against payroll expenditures.

     4.10 Title to Properties. Each Consolidated Entity has good and marketable title to its Properties, free and clear of all Encumbrances except for Permitted Encumbrances.

     4.11 No Default. No Consolidated Entity is in default in any respect that affects its business, Properties, operations, or condition, financial or otherwise, under any indenture, mortgage, deed of trust, obligation to equity holders, credit agreement, note, agreement, lease, sale agreement or other instrument to which any Consolidated Entity is a party or by which its Properties are bound, which default could have a Material Adverse Effect. To the Best of Borrowers' Knowledge, no other party to any contract with any Consolidated Entity under which a default could have a Material Adverse Effect is in default or breach thereof and no circumstances exist which, with the giving of notice and/or the passing of time would constitute such default or breach. No Event of Default or Unmatured Default exists under this Agreement.

     4.12 Casualties: Taking of Properties. Neither the business nor the Property of any Consolidated Entity is presently impaired as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property, cancellation of contracts, permits, concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy, in any case as could have a Material Adverse Effect.

     4.13 Compliance with Laws. No Consolidated Entity is in violation of any Law to which it, its business or any of its Properties are subject, the violation of which would likely have a Material Adverse Effect, and, to the Best of Borrowers' Knowledge, there are no outstanding citations, notices or orders of noncompliance issued to any Consolidated Entity under any such Law, the violation of which would likely have a Material Adverse Effect. Each Consolidated Entity has obtained all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, except for those which, if not obtained, could not have a Material Adverse Effect. Each professional employee, officer and director of a Consolidated Entity providing professional services is duly licensed
(where license is required) by each state or state agency or commission, or any other governmental agency having jurisdiction over the provisions of such services by such employee, officer or director, in which the Consolidated Entity is located, required to enable such employee, officer or director to provide the professional services necessary to enable the Consolidated Entity to operate as currently operated and as presently contemplated to be operated except to the extent the failure to have such a license would not have a Material Adverse Effect. All such required material licenses are in full force and effect on the date hereof and have not been revoked or suspended or otherwise limited.

     4.14 Compliance with Fraud and Abuse Laws. Without limiting any other provision of this Agreement, (a) no Consolidated Entity and no Provider is in violation of any Fraud and Abuse Law, the violation of which could have a Material Adverse Effect and (b) neither the Borrowers nor any Subsidiary, nor any of its stockholders, officers or directors have engaged on behalf of Borrower or any Subsidiary in any of the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under the Medicare or Medicaid program; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under the Medicare or Medicaid program; (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under the Medicare or Medicaid program on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (a) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid. With respect to this Section, knowledge by a senior officer of the Borrowers or a Subsidiary of any of the events described in this Section shall not be imputed to the Borrowers or such Subsidiary unless such knowledge was obtained or learned by a senior officer in his or her official capacity as a senior officer of the Borrowers or such Subsidiary. No activity of the Borrowers or any Subsidiary shall be considered to be a breach of this Section, except in the case of a knowing and willful violation thereof, until the Borrowers or such Subsidiary has received notification, written or oral, by a Governmental Authority of competent jurisdiction as to any such violation.

     4.15 ERISA. No ERISA Event has occurred with respect to any Plan or is reasonably expected to occur with respect to any Plan.

     4.16 Full Disclosure of Material Facts. Borrowers have fully advised Lenders of all matters involving the financial condition, business, operations and Properties of the Consolidated Entities that would be reasonably expected to have a Material Adverse Effect. No information, exhibit, or report furnished or to be furnished by Borrowers to Lenders in connection with this Agreement contains, as of the date thereof, any misrepresentation of fact or failed or will fail to state any material fact, the omission of which would render the statements therein materially false or misleading.

     4.17 Accuracy of Projections. With respect to all business plans and other forecasts and projections furnished by or on behalf of Borrowers and made available to Lenders relating to the financial condition, business, operations or Properties of the Consolidated Entities, all facts stated as such therein were true and complete in all material respects as of the time made and all estimates and assumptions were made in good faith and believed to be reasonable at the time made. As of the Closing Date, nothing has come to the attention of Borrowers that has changed its assessment of any such matters, except for changes that could not have a Material Adverse Effect.

     4.18 Investment Company Act. No Consolidated Entity is an "investment company" under the Investment Company Act of 1940, as amended.

     4.19 Personal Holding Company. No Consolidated Entity is a "personal holding company" as defined in Section 542 of the IRC.

     4.20 Solvency. Each Consolidated Entity is Solvent as of the date hereof and will remain Solvent upon the consummation of the transactions contemplated hereby.

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

     4.21 Chief Executive Office. The address designated herein to which notices are to be sent under this Agreement is Borrowers' chief executive office within the meaning of Tennessee Code Annotated Section 47-9-103(3)(d).

     4.22 Subsidiaries. Borrowers have no Subsidiaries, except for those listed on Schedule 4.1 hereto, which schedule further describes the present ownership of each Subsidiary.

     4.23 Ownership of Patents, Licenses, Etc. The Consolidated Entities own all licenses, permits, franchises, registrations, patents, copyrights, trademarks, trade names or service marks, or the rights to use the foregoing, that are necessary for the continued operation of their business except for such licenses, etc., which, if not held or owned, could not have a Material Adverse Effect.

     4.24 Environmental Compliance. Each Consolidated Entity has duly complied with, and their Properties are owned and operated in compliance with, all Environmental Laws, the violation of which could have a Material Adverse Effect. There have been no citations, notices or orders of non-compliance issued to any Consolidated Entity or, to the Best of Borrowers' Knowledge, relating to their business or Properties pursuant to any Environmental Law. Each Consolidated Entity has obtained all required federal, state and local licenses, certificates or permits relating to them and their Properties as required by applicable Environmental Laws, except for those which, if not obtained, could not have a Material Adverse Effect

     4.25 Labor Matters. No Consolidated Entity is subject to any collective bargaining agreements or any decrees or orders requiring them to recognize, deal with or employ any Person. No demand for collective bargaining has been asserted against any Consolidated Entity by any union or organization. No Consolidated Entity has experienced any strike, labor dispute, slowdown or work stoppage due to labor dispute and, to the best knowledge of Borrowers, there is no such strike, dispute, slowdown or work stoppage threatened against any Consolidated Entity. All Consolidated Entities are in compliance in all material respects with the Fair Labor Standards Act of 1938, as amended.

     4.26 OSHA Compliance. All Consolidated Entities are in compliance in all material respects with the Federal Occupational Safety and Health Act, as amended, and all regulations under the foregoing.

     4.27 Regulation U. No Consolidated Entity is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System). No proceeds of any Loan will be used to purchase or carry any margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System) in violation of applicable law, including, without limitation, Regulation U issued by the Board of Governors of the Federal Reserve System.

     4.28 Affiliate Transactions. No Consolidated Entity is a party to any transaction, contract or agreement with any Affiliate, except for Service Agreements, lease agreements and other agreements among Borrowers and its Subsidiaries and those other agreements described in Schedule 4.28 hereof.

     4.29 Year 2000 Compatibility. The Borrowers have developed a comprehensive plan (the "Y2K Plan") for insuring that the Borrowers' and their Subsidiaries' software and hardware systems (including all equipment) which impact or affect in any way the business operations of the Borrowers and their Subsidiaries will be Year 2000 Compliant and Ready. The Borrowers and their Subsidiaries have met the Y2K Plan milestones such that all hardware and software systems will be Year 2000 Compliant and Ready in accordance with the Y2K Plan.


                            V. AFFIRMATIVE COVENANTS

     Borrowers covenant that, during the term of this Agreement (and thereafter where expressly stated herein):

     5.1 Payment of Obligations. Borrowers shall pay all amounts owed under the Obligations when due.

     5.2 Maintenance of Existence and Business. Except for transactions among Consolidated Entities permitted under this Agreement, each Consolidated Entity shall maintain its fundamental existence, name, rights, and franchises, and shall maintain its qualification and good standing in all states in which such qualification is necessary, and shall continue to operate in the same type of business as such Consolidated Entity engages in as of the date hereof.

     5.3 Financial Statements and Reports. Borrowers shall furnish to Agent the following, all of which must be in form and substance satisfactory to Lenders (the financial reports below and all other reports required of Borrowers under this Agreement shall be delivered in sufficient counterparts that each Lender and Agent may have an original counterpart thereof):

     5.3.1 Monthly Financial Reports. As soon as available, and in any event by the thirtieth (30th) day following the end of a month, Response shall deliver to Agent and Lenders a balance sheet and income statement of Response for and as of the end of the preceding month, all prepared by Response on a consolidated basis and certified by Response's president or chief financial officer to be complete and correct in all material respects and to present fairly, in accordance with GAAP (excluding year-end adjustments and required footnote disclosures), the consolidated financial condition of Response as of the date of such statements.

     5.3.2 Quarterly Financial Reports. As soon as available, and in any event by the forty-fifth (45th) day of each fiscal quarter, Response shall prepare and deliver to Agent and Lenders a consolidated balance sheet, income statement and statement of cash flows of Response for and as of the end of the preceding fiscal quarter, certified by Response's President or Chief Financial Officer to be complete and correct and to present fairly, in accordance with GAAP (excluding year-end adjustments and required footnote disclosures), the consolidated financial condition of Response as of the date of such statements and the consolidated results of its operations and its cash flow for such period. Supplemental to such basic financial statements, Response shall deliver to Agent calculations of all financial ratios; the certification of Response's President or Chief Financial Officer as to the absence of any Event of Default or Unmatured Default; and by-Practice financial summaries addressing Practice revenues, expenses and fees to Consolidated Entities in form and substance acceptable to Agent.

     5.3.3 Annual Financial Reports. As soon as available, and in any event within ninety (90) days after the end of each fiscal year, Borrower shall deliver to Agent and Lenders the audited consolidated balance sheet of Response as of the end of such year and the related audited consolidated statements of income, retained earnings and cash flows for such year, together with supporting schedules, all such statements prepared in accordance with GAAP and accompanied by an unqualified audit report prepared by an independent "big five" certified public accountant acceptable to Agent showing the consolidated financial condition of Response at the close of such year and the consolidated results of its operations, changes in its retained earnings and its cash flows for such year. Supplemental to the audited year-end financial statements, Response shall deliver to Agent calculations of all financial ratios as determined based upon the audited financial statements and the certification of Borrower's President or Chief Financial Officer as to the absence of any Event of Default or Unmatured Default.

     5.3.4 Owner Mailings. Promptly upon the sending thereof, Response shall deliver to Agent and Lenders a copy of each statement, report or notice sent to its shareholders and simultaneously with the distribution to each member of Response's Board of Directors, Response shall deliver to the Agent and Lenders a copy of Response's quarterly board package that is presented to each member of Response's Board of Directors.

     5.3.5 Accountant Reports. Promptly upon the receipt thereof Response shall deliver to Agent and Lenders a copy of each other report (other than work papers) submitted to Response or any Subsidiary by its accountants in connection with any annual, interim or special audit made by them including, but not limited to, all management letters issued to Response.

     5.3.6 Acquisition Certification. Response shall submit to Agent an Acquisition Compliance Certificate in the form attached hereto as Exhibit 1.2 within the time periods set forth therein.

     5.3.7 Other Information. Response shall provide Agent with such additional information regarding the financial condition, properties, operations and prospects of the Consolidated Entities and their consolidated entities as Agent may reasonably require.

     5.4 Additional Information. Response shall provide such other information respecting the condition or operations, financial or otherwise, of the Consolidated Entities as Agent may from time to time reasonably request.

     5.5   Certain Additional Reporting Requirements.

     5.5.1 SEC Filings. Promptly upon the filing thereof, should such filings become applicable, Response shall deliver to Agent copies of all regular, periodic and special reports that any Consolidated Entity files with the United States Securities and Exchange Commission or any successor thereto, or any national securities exchanges or the National Association of Securities Dealers.

     5.5.2 Change in Accounting Policies. Response shall promptly notify Agent in writing upon any material change in accounting policies or financial reporting practices on the part of any Consolidated Entity.

     5.5.3 Notice to Agent Upon Perceived Breach. Response agrees to give Agent prompt written notice of any action or inaction by or on behalf of Agent or Lenders in connection with this Agreement or the Obligations that Borrowers believe may be actionable against Lenders or Agent or a defense to payment of any or all Obligations for any reason, including, but not limited to, commission of a tort or violation of any contractual duty or duty implied by law provided, however, that Response's failure to give such notice, if such failure is unintentional and does not arise from Borrowers' gross negligence, shall not foreclosure any such action or defense to be asserted by Borrowers.

     5.5.4 Changes in Constituent Documents. Borrowers shall promptly notify Agent in writing of any change in the corporate charter or bylaws of Borrowers or the fundamental documents of any Subsidiary following the encumbrance of the stock thereof in favor of Agent to secure Lenders as required under this Agreement, and shall provide Agent with a copy of such change (Consolidated Entities are restricted in the adoption of such amendments as provided elsewhere in the Credit Documents, and nothing contained in this Section shall be deemed a waiver of such restrictions).

     5.5.5 Notice of Litigation. Response shall give Agent prompt written notice of any litigation, arbitration, tax audit, administrative proceeding or investigation that may hereafter be instituted or threatened in writing in which Borrowers would be a party or which otherwise may affect any Consolidated Entity or any of their business, operations or Properties, except for (i) actions seeking only monetary damages in an amount of less than the amount equal to one-half percent (1/2%) of Response's Consolidated EBITDA for the most recent four (4) fiscal quarters for which Borrower has submitted financial statements to Agent, as of the time of determination, and (ii) actions seeking only monetary damages for personal injury or wrongful death and which are fully covered by insurance, subject only to any applicable deductible.

     5.5.6 Other Notices. Response shall promptly notify Agent in writing if Borrowers learn of the occurrence of (i) any event that constitutes an Event of Default or an Unmatured Default, together with a detailed statement of the steps being taken as a result thereof, or (ii) any Material Adverse Change.

     5.6 Taxes and Other Encumbrances. Each Consolidated Entity shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law, and execute and deliver to Agent, on demand, appropriate certificates attesting to the payment or deposit thereof; provided, however, that the Consolidated Entities shall not be required to pay or discharge any such tax, assessment, charge or claim for as long as it is being diligently contested in good faith by proper proceedings and for which appropriate reserves are being maintained.

     5.7 Payment of Liabilities. Each Consolidated Entity shall pay all of its Liabilities as and when the same becomes due in accordance with its terms.

     5.8 Compliance with Laws. Each Consolidated Entity shall observe and comply with all Laws (including, but not limited to, Fraud and Abuse Laws), and shall maintain all certificates, franchises, permits, licenses, and authorizations necessary to the conduct of its business or the operation of its Properties, except for such Laws, certificates, etc., which, if violated or not obtained and full penalties were imposed for such violation, could not cause a Material Adverse Effect. Each Consolidated Entity shall further use its best efforts to assure the compliance by all Providers with all applicable Laws, including, but not limited to, medical licensure and Fraud and Abuse Laws, relating to their providing of professional services, except for those which, if violated and full penalties were imposed for such violation, could not cause a Material Adverse Effect.

     5.9 Maintenance of Property. All Consolidated Entities shall maintain their Property (and any Property leased by or consigned or held under title retention or conditional sales contracts) in good and workable condition at all times, subject to ordinary wear and tear, normal discards and replacements due to functional and useful-life obsolescence, and shall make all repairs, replacements, additions, and improvements to their Property reasonably necessary and proper to ensure that the business carried on in connection with their Property may be conducted properly and efficiently at all times.

     5.10 Compliance with Contractual Obligations. Each Consolidated Entity will perform all of its obligations in respect of all material contracts to which it is a party and will use its best efforts to keep, and to take all action to keep, such contracts in full force and effect and not allow any such contract to lapse or be terminated or any rights to renew such to be forfeited or canceled, if such lapse, etc. could have a Material Adverse Effect; provided, however, that any such contract may lapse or be terminated or such renewal rights may be forfeited or canceled if in the reasonable business judgment of the Consolidated Entities it is in their best interests to allow or cause such lapse, termination, forfeiture or cancellation.

     5.11 Further Assurances. The Consolidated Entities shall promptly cure any defects in the creation, issuance, or delivery of the Credit Documents. The Consolidated Entities at their expense will execute (or cause to be executed) and deliver to Agent upon request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements applicable to them in the Credit Documents, or to evidence further and to describe more fully any Collateral intended as security for the Obligations, or to correct any omissions in the Credit Documents, or to state more fully the Obligations and agreements set out in any of the Credit Documents, or to perfect, protect, or preserve any Encumbrances created pursuant to any of the Credit Documents, or to make any recordings, to file any notices, or to obtain any consents, all as may be reasonably necessary or appropriate in connection therewith. Borrowers appoint Agent as Borrowers' attorney-in-fact to execute any financing statements or other instruments of perfection with respect to the Collateral.

     5.12 Security Interest: Setoff. In order to further secure the payment of the Obligations, Borrowers hereby grant to Agent and to each Lender a security interest and right of setoff against all of Borrowers' presently owned or hereafter acquired monies, items, credits, deposits and instruments (including certificates of deposit) presently or hereafter in the possession of any Lender or Agent. By maintaining any such accounts or other property with a Lender or Agent, Borrowers acknowledge that Borrowers voluntarily subject the property to the security interest arising hereunder. Subject to the provisions in Article IX hereof, a Lender may exercise its rights under this Section without prior notice (but with prompt notice following the setoff) following an Event of Default. Borrowers agree that neither Lenders nor Agent shall be liable for the dishonor of any instrument after notice of setoff shall have been duly given resulting from a Lender's exercise of its rights under this Section.

     5.13 Insurance.

     5.13.1 General Insurance Requirements. In addition to the other specific requirements set forth in this Agreement and in other Credit Documents, the Consolidated Entities shall maintain insurance on all insurable Properties now or hereafter owned by them against such risks and to the extent customary in their industry, and shall maintain or cause to be maintained public liability and worker's compensation insurance to the extent customary in the industry.

     5.13.2 Practice-Related Insurance Requirements. The Consolidated Entities shall maintain insurance for claims, however characterized, against them in connection with the provision of medical services by Providers and/or ancillary services provided by them at Practices covered by Service Agreements, in an amount of at least Five Hundred Thousand and No/100 Dollars ($500,000.00) per occurrence and One Million and No/100 Dollars ($1,000,000.00) in the aggregate for Providers who are physicians, which insurance shall name Lenders (or Agent on behalf of Lenders) as additional insureds. The Consolidated Entities shall further cause each Provider to maintain medical malpractice insurance of at least Five Hundred Thousand and

No/100 Dollars ($500,000.00) per occurrence and One Million and No/100 Dollars ($1,000,000.00) in the aggregate.

     5.14 Accounts and Records. The Consolidated Entities shall maintain current books of record and account, in which full, true, and correct entries will be made of all transactions.

     5.15 Official Records. The Consolidated Entities shall maintain current corporate and official records, minute books and stock ledgers and other records appropriate to their form of organization.

     5.16 Banking Relationships. The Consolidated Entities shall maintain their deposit accounts with Lenders or with other FDIC-insured depository institutions.

     5.17 Right of Inspection. The Consolidated Entities shall permit any officer, employee, or agent of a Lender or Agent to visit and inspect during ordinary business hours any of their Property, to examine their books of record and accounts and corporate records, to take copies and extracts from such books of record and accounts, and to discuss the affairs, finances, and accounts of the Consolidated Entities with their respective officers, accountants, and auditors, all at such reasonable times and as often as a Lender may reasonably desire and upon reasonable advance notice absent an Event of Default. Without limiting Agent's right to obtain equitable relief as to any other appropriate right in this Agreement or in other Credit Documents, Borrowers agree that the rights in this Section may be enforced by affirmative injunction and, to the extent the right to review records may be denied, the right may be enforced by a restraining order prohibiting the interference by Borrowers with the exercise of rights to review of the records pursuant to this Section. Absent an Event of Default or Unmatured Default, all expenses of such inspections, etc. shall be paid by Lenders, and in the presence thereof, all expenses shall be paid by Borrowers.

     5.18 ERISA Information and Compliance. The Consolidated Entities shall comply with ERISA and all other applicable laws governing any pension or profit sharing plan or arrangement to which they are a party. The Consolidated Entities shall (i) upon request, provide Agent with copies of any annual report required to be filed pursuant to ERISA with respect to any Plan or any other employee benefit plan; (ii) notify Agent upon the occurrence of any ERISA Event or of any additional act or condition arising in connection with any Plan which they believe might constitute grounds for termination thereof by the PBGC or for the appointment of a trustee to administer the Plan; and (iii) furnish to Agent, promptly upon request, such additional information concerning any Plan or any other employee benefit plan as Agent may request.

     5.19 Indemnity: Expenses. Borrowers agree to indemnify, defend (with counsel reasonably satisfactory to the indemnified party or parties) and hold harmless Lenders and Agent against any loss, liability, claim or expense, including reasonable attorneys' fees, that they may incur in connection with the Credit Documents or the Obligations, except those losses, etc. that may result from a Lender's or Agent's gross negligence or willful misconduct. Without limiting the foregoing, upon demand by Agent, Borrowers will reimburse Lenders and/or Agent for the following reasonable expenses if not paid by Borrowers promptly after written demand by Agent:

     5.19.1 Taxes. All taxes that Lenders or Agent may be required to pay because of the Obligations or because of Lenders' or Agent's interest in any property securing the payment of the Obligations, excepting taxes based upon the net income of Lender or Agent.

     5.19.2 Administration. All costs of the preparation of this Agreement and any other related documents and the administration of the Obligations (except for Lenders' and Agent's usual overhead incurred in the acceptance and processing of payments, the routine review of financial statements, certifications and reports, routine communications with Borrower, and other ordinary activities that are not occasioned by an Unmatured Default, Event of Default or by a request of Borrower to waive or vary the terms of this Agreement).

     5.19.3 Protection of Collateral. All costs of preserving, insuring, preparing for sale (whether by improvement, repair or otherwise) or selling any Collateral.

     5.19.4 Costs of Collection. All court costs and other costs of collecting any debt, overdraft or other obligation included in the Obligations.

     5.19.5 Litigation. All reasonable costs arising from any litigation, investigation, or administrative proceeding (whether or not Agent or a Lender is a party thereto) that Agent or a Lender may incur as a result of the Obligations or as a result of their association with any of the Consolidated Entities, including, but not limited to, expenses incurred by Agent or a Lender in connection with a case or proceeding involving any Consolidated Entity under any chapter of the Bankruptcy Code or any successor statute thereto.

     5.19.6 Attorneys' Fees. Reasonable attorneys' fees incurred in connection with any of the foregoing.

If a Lender or Agent pays any of the foregoing expenses, they shall become a part of the Obligations and shall bear interest at the Maximum Lawful Amount. This Section shall remain in full effect regardless of the full payment of the Obligations, the purported termination of this Agreement, the delivery of the executed original of this Agreement to Borrowers, or the content or accuracy of any representation made by Borrowers to Lenders or Agent; provided, however, Agent may terminate this Section by executing and delivering to Borrowers a written instrument of termination specifically referring to this Section.

     5.20 Assistance in Litigation. Borrowers covenant to, upon request, cooperatively participate in any proceeding in which Borrowers are not an adverse parry to Lenders or Agent and which concerns Lenders' or Agent's rights regarding the Obligations or any Collateral.

     5.21 Name Changes. Borrowers shall give Agent at least thirty (30) days prior written notice before any Consolidated Entity changes its name or begins doing business under any trade name.

     5.22 Estoppel Letters. Borrowers covenant to provide Agent, within ten (10) days after request, an estoppel letter stating (i) the balance of the Obligations, (ii) whether Borrowers have any defenses to payment of the Obligations, and (iii) the nature of any defenses to payment of the Obligations. Such balance as presented for confirmation and the nonexistence of defenses shall be presumed if Borrowers fail to respond to such a request within the required period.

     5.23     Environmental Matters.

     5.23.1 Compliance With Environmental Laws. All Consolidated Entities will
(i) employ in connection with their operations, appropriate technology and compliance procedures to maintain compliance with any applicable Environmental Laws, the violation of which would reasonably be expected to have a Material Adverse Effect, (ii) obtain and maintain any and all materials permits or other permits required by applicable Environmental Laws in connection with its operations, excepting only such permits, etc. which could not by their absence cause a Material Adverse

Effect, and (iii) dispose of any and all Hazardous Substances only at facilities and with carriers reasonably believed to possess valid permits under any applicable state and local Environmental Laws. All Consolidated Entities shall use their best efforts to obtain all certificates required by law to be obtained by them from all contractors employed by them in connection with the transport or disposal of any Hazardous Substances.

     5.23.2 Remedial Work. If any investigation, site monitoring, containment, clean-up, removal, restoration or other remedial work of any kind or nature with respect to any Consolidated Entity's Properties is required to be performed by them under any applicable local, state or federal law or regulation, any judicial order, or by any governmental or non-governmental entity or Person because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous Substance m or into the air, soil, groundwater, surface water or soil vapor at, on, about, under, or within any of a Consolidated Entity's Property (or any portion thereof), Borrowers shall within 30 days after written demand for performance thereof (or such shorter period of time as may be required under applicable law, regulation, order or agreement), commence and thereafter diligently prosecute to completion, all such remedial work.

     5.23.3 Indemnification of Lenders and Agent. Borrowers agree to indemnify, defend (with counsel reasonably satisfactory to the indemnified party or parties) and hold harmless Lenders and Agent against any loss, liability claim or expense, including attorneys' fees, that Lender or Agent may incur as a result of the violation or alleged violation of any Environmental Law by a Consolidated Entity or with respect to any other violation of Environmental Laws with respect to any Consolidated Entity's Properties. This covenant shall survive the repayment of the Revolving Credit Loan.

     5.24 Opinions of Counsel. Borrowers agree that Agent may from time to time, but not more frequently than once per calendar year absent an Unmatured Default or an Event of Default, request in writing the opinion of in-house counsel and/or outside healthcare counsel to the Consolidated Entities as to the absence, except as disclosed in the opinion, of such counsel's knowledge of any actual, threatened or asserted violation of any Fraud and Abuse Law on the part of any Consolidated Entity and/or the Providers, and the sufficiency of documentation then in use for the acquisition of Practices as complying with Fraud and Abuse Laws. Absent the existence of an Unmatured Default or and Event of Default, such opinions shall require no special diligence on the part of the opining attorney(s), but only requiring a report of matters then known to such attorneys, unless Agent specifically inquires about facts that Agent reasonably believes may raise a Fraud and Abuse Law issue. Such opinions shall be in form and substance acceptable to Agent, shall be delivered to Agent at Borrowers' expense within fifteen (15) days of the date of request and shall address specifically any facts inquired of in Agent's request.

     5.25 Creation or Acquisition of Subsidiaries. The Borrowers will cause each Consolidated Entity that is hereafter acquired or created, promptly (but in no event more than 30 days) after such Consolidated Entity is acquired or created, to become a Participating Entity by execution of an Assumption Agreement, appropriate Security Documents (as determined by the Lenders) and all other documents necessary to cause it to become jointly and severally liable for the Obligations (subject to the limitations provided in the Assumption Agreement); and to cause the Obligations to be secured by a perfected first priority security interest in and Lien on all of its real and personal property, then owned or thereafter acquired.

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

     5.26 Existing Capital Structure of Borrower. Schedule 5.26 hereto includes a description of Response's current ownership structure, including outstanding stock and any warrants, convertible debt or other like instruments, and a list of all Subordinated Debt now outstanding.

     5.27 Year 2000 Compatibility. The Borrowers will meet the milestones contained in the Y2K Plan and will have all hardware (including all equipment) and software systems Year 2000 Compliant and Ready (including all internal and external testing) on or before October 1, 1999.

                             VI. NEGATIVE COVENANTS

     Borrowers covenant and agree that without the advance written consent of Agent, until the Obligations are repaid in full:

     6.1 Debts, Guaranties, and Other Obligations. No Consolidated Entity shall incur, create, assume, or in any manner become or be liable with respect to any Liability, except the following:

     6.1.1 Obligations to Lenders. Any Obligations to Lenders under this Agreement.

     6.1.2 Existing Liabilities. Liabilities, direct or contingent, of Consolidated Entities existing on the date of this Agreement that are reflected in Schedule 6.1.2 hereof.

     6.1.3 Endorsements. Endorsements of negotiable or similar instruments for collection or deposit in the ordinary course of business.

     6.1.4 Trade Liabilities. Trade payables and accruals from time to time incurred in the ordinary course of business.

     6.1.5 Taxes. Taxes, assessments, or other governmental charges that are not delinquent or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if Borrowers have made the reserve therefor required by GAAP.

     6.1.6 Seller Debt. Seller Debt, which must be unsecured, on terms acceptable to Agent, and existing Subordinated Debt described on Schedule 6.1.6; provided, however, no additional Subordinated Debt may be incurred without the prior written consent of the Agent and Lenders.

     6.1.7 Purchase Money Debt. Purchase Money Debt, including Assumed Debt, not to exceed (i) Five Million and No/100 Dollars ($5,000,000.00) in the aggregate, including all Purchase Money Debt of all Consolidated Entities, (ii) Two Million and No/100 Dollars ($2,000,000.00) in the aggregate, excluding for this Section
(ii) all Purchase Money Debt owed by individual Practices that have total Purchase Money Debt of less than One Hundred Thousand and No/100 Dollars ($100,000.00) per Practice, or (iii) One Million and No/100 Dollars ($1,000,000.00) as to any single Practice, absent the prior written approval of Agent as to this Section (iii).

     6.1.8 Accounting Accruals. Liabilities arising from reserves and accruals required by GAAP that do not reflect liquidated and mature obligations to third parties, including, but not limited to, current deferred income taxes.

     6.1.9 Liabilities Among Consolidated Entities. Liabilities incurred to other Consolidated Entities incurred in the ordinary course of business.

     6.2 Change of Management. Response shall not allow or suffer any change of management effecting a material change in the duties or change in the personnel presently staffing the positions of Chairman, Chief Executive Officer or President, as set forth in Schedule 6.2 hereto. Notwithstanding the foregoing, should any of the named managers cease such active participation in Response's management due to their death or disability, Agent shall allow Response a period of sixty (60) days thereafter in which a management succession plan may be presented to Agent so that Agent may, in its discretion, elect to accept new management in lieu of prior management, subject to such revisions of this Agreement as Agent may require.

     6.3 Change of Ownership. Response shall not cause or suffer to exist a change of ownership or suffer the issuance of new stock or other event that would result in the ownership of more than 25% of the stock of Response by any Person not presently a shareholder thereof.

     6.4 Distributions. No Consolidated Entity shall declare or pay any dividend or other distribution or redeem any of its capital stock except for dividend payments and other distributions from Subsidiaries to Response.

     6.5 Encumbrances. No Consolidated Entity shall create, incur, assume, or permit to exist any Encumbrance on any of its Property (now owned or hereafter acquired) except for Permitted Encumbrances, and shall not undertake a commitment of any kind in favor of any Person (other than Lenders) (i) requiring that any or all of such Consolidated Entity's Property be or remain unencumbered, or (ii) requiring that a Consolidated Entity grant an Encumbrance (other than a Permitted Encumbrance) in favor of any Person (other than Lenders) on a Consolidated Entity's Property under any circumstances whatsoever. No Consolidated Entity shall sign or file under the Uniform Commercial Code a financing statement that names such Consolidated Entity as debtor or the equivalent or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except to secure Permitted Encumbrances.

     6.6 Investments. No Consolidated Entity shall make investments (including but not limited to acquisitions or purchases of the obligations or stock of, or any other or additional interest) in any person, firm, partnership, joint venture or corporation except: (a) those investments in existence as of the Closing Date, (b) general obligations of, or obligations unconditionally guaranteed as to principal and interest by, the United States of America maturing within fifteen (15) months of the date of purchase, (c) commercial paper having a rating of not less than "A2" or "P2" from Moody's or S & P, respectively, (d) Permitted Acquisitions, (f) certificates of deposit and bankers acceptances issued by a Lender or another banking institution with a minimum net worth of Five Billion and No/100 Dollars ($5,000,000,000.00) and having a letter of credit rating of not less than "A" from Moody's or S & P, respectively, and (g) such other investments as Agent may approve, in its discretion.

     6.7 Sales and Leasebacks. No Consolidated Entity shall enter into any arrangement, directly or indirectly, with any Person other than another Consolidated Entity by which such Consolidated Entity shall sell or transfer any of its Property, whether now owned or hereafter acquired, and by which a Consolidated Entity shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property that it intends to use for substantially the same purpose or purposes as the Property sold or transferred.

     6.8 Change of Control. Response shall not suffer or permit the occurrence of a Change of Control.

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

     6.9 Nature of Business. No Consolidated Entity shall suffer or permit any material changes to be made in the character of its business as carried on at the Closing Date, except for the accomplishment of Permitted Acquisitions.

     6.10 Further Acquisitions, Mergers, Etc. Except for Permitted Acquisitions and transactions involving only Consolidated Entities, no Consolidated Entity shall enter into any agreement to merge, consolidate, or otherwise reorganize or recapitalize, or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of their Property (whether now owned or hereafter acquired).

     6.11 Advances. No Consolidated Entity shall extend any loans to any other Persons, except for (i) loans to other Consolidated Entities in the ordinary course of business and (ii) Provider Loans not to exceed Five Hundred Thousand and No/100 Dollars ($500,000.00) per Practice and One Million and No/100 Dollars ($1,000,000.00) in the aggregate at any one time.

     6.12 Disposition of Assets. No Consolidated Entity shall dispose of any of its assets other than in the ordinary course of their present business upon terms standard in its industry.

     6.13 Inconsistent Agreements. No Consolidated Entity shall enter into any agreement containing any provision which would be violated or breached by the performance by Borrowers of the Obligations.

     6.14 Fictitious Names. Borrowers shall not use any name other than the name used in executing this Agreement or any assumed or fictitious name.

     6.15 Subsidiaries and Affiliates. No Consolidated Entity shall create or acquire any direct or indirect Subsidiary or Affiliate or divest itself of any material assets by transferring them to any existing Subsidiary or Affiliate other than Participating Entities; nor shall Borrowers enter into any partnership, joint venture, or similar arrangement, or otherwise make any material change in its corporate structure, except that Borrowers may acquire and create Participating Entities from time to time in the ordinary course of business.

     6.16 Place of Business. Borrowers shall not transfer its executive offices, or maintain records with respect to accounts at any locations other than at the address for notices specified herein and at the locations of Practices affiliated with Borrowers, except as Agent may approve in its reasonable discretion.

     6.17 Adverse Action With Respect to Plans. No Consolidated Entity shall take any action to terminate any Plan which could reasonably result in a material liability of a Consolidated Entity to any Person.

     6.18 Transactions With Affiliates. No Consolidated Entity shall enter into any transaction with any Affiliate except in the ordinary course of business and on fair and reasonable terms no less favorable to the Consolidated Entity than it would obtain in a comparable arms length transaction with a Person not an Affiliate.

     6.19 Constituent Document Amendments. No Consolidated Entity shall amend its corporate charter or bylaws, except as necessary to accomplish corporate transactions that do not require Lenders' or Agent's specific approval or transactions for which such approval is necessary and has been granted.

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

     6.20 Adverse Transactions. No Consolidated Entity shall enter into any transaction that materially and adversely affects or, to the best of its knowledge, is likely to materially and adversely affect the Collateral or Borrowers' ability to repay the Obligations.

     6.21 Margin Securities. No Consolidated Entity shall own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect.

     6.22 Accounting Changes. Borrowers shall not change its fiscal year or make any other significant change in consolidated or consolidating accounting treatment and reporting practices, except as required or permitted by GAAP or the Securities and Exchange Commission. Any change in fiscal year shall be subject to Agent's prior written approval.

     6.23 Action Outside Ordinary Course. No Consolidated Entity shall take any other action outside the ordinary course of their business.

     6.24 Modification of Subordinated Debt Documents. Response will not cause or permit the Subordinated Debt to be modified, directly or indirectly, in any manner that (a) would accelerate the stated maturity of any principal or interest due thereunder or (b) might terminate or impair the subordination of the Subordinated Debt to the Obligations.


                            VII. FINANCIAL COVENANTS

     7.1 Total Funded Debt to Capital. Borrowers shall maintain a ratio of Total Funded Debt divided by Consolidated Capital of no greater than .50:1.00, tested as of the end of each fiscal quarter.

     7.2 Total Funded Debt to Consolidated EBITDA. Borrowers shall maintain a ratio of Total Funded Debt divided by Consolidated EBITDA, measured as of the end of each fiscal quarter for the previous four consecutive fiscal quarters, of no greater than 3.25:1.00 through the fiscal quarter ending December 31, 1999 and of no greater than 3.00:1.00 thereafter.

     7.3 Fixed Charge Coverage. Borrowers shall maintain a Fixed Charge Coverage Ratio of at least 1.00:1.00 for the previous fiscal quarter, tested as of the end of such fiscal quarter.

     7.4 Net Worth. Borrowers shall maintain a Consolidated Net Worth as of the end of each fiscal quarter in an amount at least equal to the sum of Fifty Million Five Hundred Sixty-Seven Thousand and No/100 ($50,567,000), (i) plus any Net Proceeds of equity issuances and asset sales arising after the Closing Date, and (ii) plus seventy-five percent (75%) of the amount of net income for the fiscal quarter ending June 30, 1999 and for each fiscal quarter thereafter, without adjustment for net losses.

     7.5 Capital Expenditures. Borrowers shall not permit Capital Expenditures for any fiscal year, beginning with the fiscal year ending December 31, 1998, to exceed three percent (3%) of Consolidated Net Revenues for the same fiscal year.

     7.6 Outstanding Accounts. As determined quarterly, accounts receivable, calculated as an aggregate based upon the previous 90 days average revenues, arising out of transactions with (a) physicians affiliated with a Practice shall not be more than one hundred (100) days outstanding and (b) IMPACT Centers shall not be more than one hundred twenty-five (125) days outstanding.

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


                             VIII. EVENTS OF DEFAULT

     8.1 Events of Default. Any of the following events shall be considered an Event of Default under this Agreement:

     8.1.1 Payments. Borrowers' failure to make payment of any amount of the Obligations within five (5) days after the date due.

     8.1.2 Representations and Warranties. Any representation or warranty made by Borrowers or any other party in any Credit Document having been incorrect in any material respect as of the date thereof.

     8.1.3 Negative Covenants. The failure of Borrowers to comply with any of the requirements of Article VI hereof; provided, however, as to any such event that is both (i) the result of an act by a third party absent the cooperation of any Consolidated Entity, and (ii) reasonably susceptible to being cured, the event shall not constitute an Event of Default unless the event remains uncured for a period of twenty (20) days following the earlier of (i) Borrowers' knowledge of the facts giving rise thereto or (ii) Agent's written notice to Borrowers given in accordance with the provisions hereof.

     8.1.4 Financial Covenants. The failure of Borrowers to comply with any of the requirements of Article VII hereof.

     8.1.5 Reporting Requirements. The failure of Borrowers or any other party to timely perform any covenant in the Credit Documents requiring the furnishing of notices, financial reports or other information to Lenders within five (5) Business Days of when due; and provided, however, that during any period of time that a report is delinquent, Agent may at its option increase the Pricing Values to their highest levels permitted under this Agreement.

     8.1.6 Other Covenants. The failure of Borrowers to observe or perform any covenant contained in any Credit Document, which covenant is not subject to any specific provision in this Article VIII; provided, however, as to any such breach that is reasonably susceptible to being cured, the occurrence of such breach shall not constitute an Event of Default hereunder if such breach is fully cured within twenty (20) days after the earlier of Borrowers' knowledge of the facts giving rise thereto or Agent's written notice thereof to Borrowers given in accordance with the provisions hereof.

     8.1.7 Involuntary Bankruptcy or Receivership Proceedings. The appointment of a receiver, custodian, liquidator, or trustee for any Consolidated Entity, or for any of its Property, by the order or decree of any court or agency or supervisory authority having jurisdiction; or a Consolidated Entity's adjudication as being bankrupt or insolvent; or the sequestering of any of the Property of any Consolidated Entity by court order or the filing of a petition against a Consolidated Entity under any state or federal bankruptcy, reorganization, debt arrangement, insolvency, readjustment of debt, dissolution, liquidation, or receivership law of any jurisdiction, whether now or hereafter in effect, and in each case without the acquiescence of a Consolidated Entity, unless dismissed within sixty (60) days.

     8.1.8 Voluntary Petitions. Any Consolidated Entity's filing of a petition in voluntary bankruptcy or to seek relief under any provision of any bankruptcy, reorganization, debt arrangement, insolvency, receivership, readjustment of debt, dissolution, or liquidation law of any

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

jurisdiction, whether now or hereafter in effect, or its acquiescence in the filing of any petition against it under any such law.

     8.1.9 Discontinuance of Business. Any Consolidated Entity's discontinuance of its usual business, its dissolution or termination of Service Agreements which, over a twelve-month period, either individually or cumulatively, account for more than (i) ten percent (10%) (so long as Borrowers maintain a ratio of Total Funded Debt to Consolidated EBITDA of less than or equal to 2.00 to 1.00) or (ii) at all other times, five percent (5%) of Response's Consolidated EBITDA for the previous twelve months, except pursuant to transactions permitted under this Agreement.

     8.1.10 Default on Other Liabilities. Any Consolidated Entity's failure to make any payment when due on (i) any Liabilities in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00) or (ii) any Subordinated Debt.

     8.1.11 Undischarged Judgments. The existence of a final judgment or judgments for the payment of money in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00) by any court or other Governmental Authority against a Consolidated Entity, which is not paid, discharged, stayed, dismissed through appropriate appellate proceedings or bonded within thirty (30) days after entry.

     8.1.12 Insolvency. Any Consolidated Entity's no longer being Solvent.

     8.1.13 Attachment. The issuance of an attachment or other process against any Property of any Consolidated Entity, unless removed (by bond or otherwise) within twenty (20) days.

     8.1.14 Insurance. Any Consolidated Entity's failure to maintain any insurance required herein or in any other Credit Document.

     8.1.15 Contest. Any Consolidated Entity's challenge or contest of the validity or enforceability of this Agreement or any other Credit Document or the validity, priority or perfection of any security interest created hereunder or under any other Credit Document in any action, suit or proceeding.

     8.1.16 Fraud and Abuse Laws. Receipt by one or more Consolidated Entities of a notice from a Governmental Authority that it (i) intends to disallow requested reimbursements, demand adjustment or repayment of past reimbursements in excess of one-half of one percent (1/2 %) of the gross revenues of Borrowers for the previous four (4) fiscal quarters in the aggregate respecting amounts submitted for reimbursement or collected by Borrowers or a Provider, or (ii) intends to impose civil money penalties or to seek to exclude Borrowers or a Provider from participation in the Medicare or Medicaid programs due to a failure to comply with Fraud and Abuse Laws, if the gross revenues to Borrower arising from Borrowers or Provider exceed one-half of one percent (1/2%) of the gross revenues of Borrowers for the previous four (4) fiscal quarters in the aggregate.

     8.2   Remedies. Upon the happening of any Event of Default:

     8.2.1 Default Rate. Agent may declare the Obligations to thereafter bear interest at the Default Rate.

     8.2.2 Termination of Commitments. As provided in Article III hereof, Lenders shall not be obligated to advance any additional Loans and the Issuing Bank shall not be obligated to issue

Letters of Credit. Agent may terminate the obligation of (i) Lenders to advance any additional Loans and (ii) the Issuing Bank to issue Letters of Credit by written notice to Borrowers, which formal termination shall remain in effect notwithstanding any subsequent cure of the Event of Default and whether or not the Loans are accelerated.

     8.2.3 Acceleration. Agent may declare the entire principal amount of all Obligations then outstanding, including interest accrued thereon, to be immediately due and payable without presentment, demand, protest, notice of protest, or dishonor or other notice of default of any kind, all of which are hereby expressly waived.

     8.2.4 Setoff. Any Lender may exercise its lien upon and right of setoff against any monies, items, credits, deposits or instruments that such Lender may have in its possession and which belong to Borrower or to any other person or entity liable for the payment of any or all of the Obligations.

     8.2.5 Other Remedies. Lenders and Agent may exercise any right that they may have under any other document evidencing or securing the Obligations or otherwise available to Lenders or Agent at law or equity.

     8.2.6 Attorney-in-Fact. Borrowers hereby irrevocably appoint Agent as Borrowers' attorney-in-fact to take any action to facilitate Agent's exercise of remedies hereunder.

     8.2.7 Letters of Credit. At the option of the Required Lenders, the Issuing Bank and the Agent may treat all then outstanding Letters of Credit as if drafts in the full amount available to be drawn thereunder had been properly drawn thereunder and paid by the Issuing Bank and the Borrowers had failed or refused to reimburse the Issuing Bank for the amount so paid within the time permitted under this Agreement. The Borrowers shall, promptly upon demand of the Agent, deposit in cash with the Agent an amount equal to the amount of all Letter of Credit Liabilities then outstanding, as collateral security for the repayment thereof, which deposit shall be held by the Agent under the provisions of
Section 10.27.

                                    IX. AGENT

     9.1 Appointment of Agent. Lenders hereby appoint Agent to act as specified in this Article IX. Agent's duties hereunder are administrative and ministerial in nature, and Agent's capacity is that of an independent contractor for Lenders. Agent is not a trustee or other fiduciary for Lenders, and Agent has no duties whatsoever to Lenders except as expressly set forth in this Agreement.

     9.2   Powers of Agent.

     9.2.1 Administration of Loans. Except as otherwise provided in this Section 9.2, Agent shall have the exclusive power and authority to (i) give all consents and approvals, issue waivers and amendments, enforce the Credit Documents (including, but not limited to, the power to enforce the Credit Documents in any relevant case under the Bankruptcy Code) and otherwise take all actions permitted of Agent under this Agreement or any other Credit Document, (ii) give all consents and approvals, issue waivers and amendments, enforce the Credit Documents (including, but not limited to, the power to enforce the Credit Documents in any relevant case under the Bankruptcy Code) and otherwise take all actions permitted of Lenders under this Agreement or any other Credit Document, excepting only those matters that the Credit Documents specifically reserve for the respective Lenders severally (such as the computation of LIBOR charges unique to the circumstances of a given Lender), (iii) receive all payments, notices and other deliveries and communications to be given Lenders or Agent under this Agreement or any other Credit Document, and (iv) to perform such actions as are incidental to any of the foregoing.

     9.2.2 Matters Reserved to Required Lenders. Absent the prior approval of the Required Lenders, Agent shall not waive or amend any covenant set forth in this Agreement or approve any acquisition for which approval is necessary under the definition of Permitted Acquisitions set forth in Article I hereof.

     9.2.3 Matters Reserved to all Lenders. Absent the prior approval of all Lenders, Agent shall not forgive any principal included in the Obligations; waive or amend any interest rate applicable to the Obligations; waive or amend the Maturity Date; waive or amend the amount of any Lender's Commitment; release or subordinate any security interest securing the Obligations (other than releases thereof in connection with transactions for which the approval of Lenders and/or Agent is not required, such as the release of pledged stock of a Subsidiary in connection with the merger of that Subsidiary into another Subsidiary); waive an Event of Default arising from non-payment of any principal or interest due on the Obligations; accelerate the maturity of the Obligations; or amend the definitions of Pro Rata Share or Required Lenders.

     9.3   Duties of Agent.

     9.3.1 Specific Duties of Agent: Standard of Care. Agent shall (i) remit to each Lender, with reasonable promptness, the appropriate Pro Rata Share of payments received or other amounts collected on account of the Obligations, (ii) forward to Lenders, with reasonable promptness, counterparts or copies of Borrowing Notices, financial reports and other information that may be delivered to Agent by Borrower pursuant to the requirements of the Credit Documents, (iii) notify Lenders of any Unmatured Default or Event of Default known to Agent, in accordance with Section 9.7 below, and (iv) otherwise administer the Loans through the exercise of such of the powers granted herein as Agent deems appropriate from time to time. Agent shall have no liability to Lenders for any action or inaction relating to this Agreement or the other Credit Documents, except for actual losses caused by its gross negligence or reckless or willful misconduct.

     9.3.2 Limitations on Agent's Duties. Agent shall not be obligated to take any action hereunder or under any other Credit Document (i) if such action would, in the opinion of Agent, be contrary to applicable law, this Agreement or the other Credit Documents, (ii) if it shall not first be specifically indemnified to its satisfaction against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action,
(iii) if it would likely subject Agent to a tax in any jurisdiction where it is not then subject to a tax, (iv) if it would likely require Agent to qualify to do business in any jurisdiction where it is not then so qualified, unless Agent receives security or indemnity satisfactory to it against any tax or other liability in connection with such qualification or resulting from the taking of such action in connection therewith, or (v) if it would likely subject Agent to in personam jurisdiction in any location where it is not then so subject.

     9.3.3 Agent's Right to Require Instructions in Performance of Duties. If Agent, in its sole and absolute discretion, requests instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement or any other Credit Document for which the approval of the Required Lenders or all Lenders is not otherwise required, Agent shall be entitled, at its option, to refrain from such action, or to continue such inaction, unless and until Agent shall have received such instructions, and Agent shall incur no liability by reason of so acting or refraining from action. No Lender shall have any right of action whatsoever against Agent as a result of Agent's acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders in such a case.

     9.3.4 Agent's Reliance on Others in Performance of Duties. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, consent, certificate, telex, teletype or facsimile message, order or other documentary, teletransmission or telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person. Agent may consult with legal counsel (including counsel for Borrowers), accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Credit Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel (including counsel for Borrowers), accountants or experts.

     9.3.5 Sharing of Information. Except as otherwise expressly provided in this Article IX, Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the business, prospects, operations, properties, financial or other condition or creditworthiness of the Consolidated Entities or any other Person that may come into its possession, whether before the making of the initial Loans or at any time or times thereafter. All notices to be given to Borrowers by a Lender hereunder shall be concurrently given to Agent and all other Lenders.

     9.4 Indemnification of Agent. To the extent Agent is not reimbursed by or on behalf of Borrowers, and without limiting the obligation of Borrowers to do so, Lenders will reimburse and indemnify Agent, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may at any time (including at any time following the indefeasible repayment in full of the Loans) be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or any other Credit Document or the transactions contemplated thereby or any action taken or omitted by Agent under or in connection with any of the foregoing, and in particular will reimburse Agent for out-of-pocket expenses promptly upon demand by Agent therefor; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements finally determined by a court of competent jurisdiction and not subject to any appeal or pursuant to arbitration to have resulted from Agent's gross negligence or reckless or willful misconduct. Agent may offset any amounts due Agent by any Lender against obligations of Agent to that Lender.

     9.5 No Representations by Agent. Each Lender acknowledges that neither Agent nor any of its officers, directors, employees, attorneys, accountants or agents has made any representation or warranty to it regarding the Consolidated Entities, the Loans, the Collateral or otherwise relating to this Agreement. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any other Credit Document or in any document, instrument, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Consolidated Entities or any other Person, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Consolidated Entities or any other Person or the existence or possible existence of any Unmatured Default or Event of Default.

     9.6 Independent Investigations by Lenders. Each Lender acknowledges that, independently and without reliance upon Agent or any other Lender and based on such documents and information as it has deemed and may deem appropriate, (i) it has made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of the Consolidated Entities in connection with its decision to enter into this Agreement and extend credit to Borrowers hereunder, and (ii) it will continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder.

     9.7 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Default or Event of Default, other than any Unmatured Default or Event of Default arising out of the failure to pay any principal, interest, fees or other amounts payable to Agent for the account of Lenders, unless Agent has received written notice from Borrowers or a Lender describing such Unmatured Default or Event of Default and stating that such notice is a "notice of default." In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders as soon as reasonably practicable; provided, however, that if any such notice has also been furnished to Lenders, Agent shall have no obligation to notify Lenders with respect thereto. Each Lender shall promptly give Agent such a notice upon its actual knowledge of an Unmatured Default or an Event of Default; provided, however, that the failure of any Lender to deliver such notice in the absence of gross negligence or reckless or willful misconduct shall not affect its rights hereunder or under the other Credit Documents.

     9.8 Funding of Loans Pursuant to Borrowing Notices. Promptly following receipt of notice from Agent that a Borrowing Notice has been submitted, and provided that all conditions to funding are believed to have been satisfied, each Lender shall transfer to a designated account with Agent that Lender's Pro Rata Share of the requested funding. The transfer of funds shall occur within the time required for funding under this Agreement; provided, however, no Lender shall be obligated to fund a LIBOR Loan earlier than two (2) Business Days after its receipt of notice of the borrowing from Agent. Should any Lender fail to timely fund its Pro Rata Share of a requested Loan, Agent may, but shall be under no obligation whatsoever to, advance to Borrowers the defaulted Lender's Pro Rata Share of the requested Loan. If such an advance is made, it shall be deemed an advance by Agent for the account of the defaulting Lender and shall bear interest at the rate applicable to the Loan funded by the advance, payable on demand.

     9.9 Agent in its Individual Capacity. With respect to its Commitments, and the Loans made by it, Agent shall have the same rights and powers under the Credit Documents as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders," "Required Lenders," and any similar terms shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Consolidated Entities or any of their respective Affiliates as if it were not performing the servicing duties specified herein, and may accept fees and other consideration from Borrowers for services in connection with this Agreement and otherwise without having to disclose or account for the same to Lenders.

     9.10 Holders. Agent may deem and treat the payee of any Note as the holder thereof and Lender hereunder for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof purportedly executed by the payee, as the case may be, shall have been filed with Agent. Any request, authority or consent of any Person that, at the time of making such request or giving such authority or consent, is the holder of any Note according to Agent's information, shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

     9.11 Successor Agent. Agent may resign at any time upon sixty (60) days' prior written notice to Borrowers and Lenders. Agent may be removed upon Agent's insolvency, liquidation or the appointment of a receiver for Agent, by action of the Required Lenders, at any time upon sixty (60) days' prior written notice to Borrowers and Agent. Such resignation or removal, as the case may be, shall take effect upon the appointment of a successor Agent as provided herein. The Required Lenders will appoint from among Lenders a successor Agent. If no successor Agent shall have been appointed within such sixty (60) day period, Agent may appoint, after consulting with Lenders and Borrowers, a successor agent from among Lenders, who shall serve as Agent until such time, if any, as the Required Lenders shall have appointed a successor Agent as provided hereinabove. Upon the written acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents. After any retiring Agent's resignation as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

     9.12 Sharing of Payments. etc. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to the Obligations which results in its receiving more than its Pro Rata Share of the aggregate payments with respect to all of the Obligations, then (a) such Lender shall be deemed to have simultaneously purchased from the other Lenders a share in the Obligations so that the amount of the Obligations held by each of Lenders shall continue to equal their respective Pro Rata Shares, and (b) such other adjustments shall be made from time to time as shall be equitable to insure that Lenders share such payments ratably. No Lender shall exercise its banker's lien, set-off or other right to accomplish such payment absent Agent's prior consent.

     9.13 Separate Liens on Collateral. Each Lender agrees with the other Lenders that, with the exception of security interests in deposit accounts and like property in the possession of a Lender as expressly provided for in this Agreement, it will not take or permit to exist any Encumbrance in its favor on any of the Collateral or other property of any of the Consolidated Entities other than Encumbrances securing the Obligations due to all Lenders pursuant to the Credit Documents.

     9.14 Payments Between Agent and Lenders. All payments by Agent to any Lender, and all payments by any Lender to Agent, under the terms of this Agreement shall be made by wire transfer in immediately available funds to the receiving party's address specified for notices in this Agreement. If any of Lenders fail to pay when due any sum payable to Agent, then, except as otherwise provided in Section 9.8 hereof, such sum shall bear interest until paid at the interest rate per annum for overnight borrowing by the payee from the Federal Reserve Bank for the period commencing on the date such payment was due and ending on, but excluding, the date such payment is made.

     9.15 Assignment Approvals. Absent the approval of the other Lenders, no Lender shall assign its interest in the Loans without first offering to sell such Lender's interest to the other Lenders to be closed Pro Rata to the Lender(s) who may elect to purchase such interest. Such offers to sell shall be made in writing, shall provide the other Lenders ten (10) Business Days to accept or reject, and shall allow an additional ten (10) Business Days to close.

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

     9.16 Bankruptcy Provisions. Should any of the Consolidated Entities become a party to a case under the Bankruptcy Code, each Lender shall be entitled to file its own claim, to the extent such a filing may be necessary. Agent shall review each claim before being filed by a Lender to assure that the claim is filed on a basis consistent with Agent's records and Agent's legal positions taken pursuant to this Agreement. Should any of the Consolidated Entities become a party to a reorganization proceeding under the Bankruptcy Code, each Lender shall be recognized as the holder of a separate claim for the purpose of the approval or rejection of a Plan under 11 U.S.C. ss. 1126, may freely vote such claim, and the provisions of that Section shall control the other provisions of this Agreement that otherwise require the consent of the Required Lenders or all Lenders in certain circumstances. Agent shall continue to administer the Revolving Credit Loan on behalf of Lenders, as they may be amended by any adopted Plan of Reorganization.

     9.17 Foreclosure of Collateral. In the event of a foreclosure of any Collateral, Agent may issue a credit bid for the account of all Lenders, up to the amount of the then outstanding Obligations. Any Property acquired at such a foreclosure (or acquired by Agent through a conveyance in lieu of foreclosure) shall be held and administered by Agent for the benefit of all Lenders pursuant to the terms of this Article IX.

     9.18 Procedures for Notices and Approvals. All notices given among Lenders and Agent with respect to this Agreement or the other Credit Documents shall be given in the manner provided in this Agreement. Additionally, should Agent request Lenders' approval of any matter, each Lender shall respond in writing within five (5) Business Days after the Business Day on which the request was received. If a Lender fails to so respond, it shall be deemed to have approved the action proposed by Agent.

     9.19 Amendments to Article IX. No provision of this Article IX may be amended or waived absent the prior written consent of all Lenders and Agent. Borrower's approval shall not be required for the amendment or waiver of any provision of this Article IX; provided, however, Borrowers' written consent shall be required for any amendment of this Article IX that would eliminate the position of Agent.

                              X. GENERAL PROVISIONS

     10.1 Notices. All communications relating to this Agreement or any of the other Credit Documents shall be in writing and shall effective when be delivered by mail, overnight courier, special courier, telecopier or otherwise to the following addresses:

         If to Borrower:

         c/o Response Oncology, Inc.
         Attn:  Mary E. Clements
         1805 Moriah Woods Blvd.
         Memphis, Tennessee 38117
         Telecopier:       (901) 763-7045

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

         With a Copy To:

         Baker, Donelson, Bearman & Caldwell
         Attn:  Mary Aronov, Esq.
         First Tennessee Building
         165 Madison Avenue, Suite 2000
         Memphis, Tennessee 38103
         Telecopier:       (901) 577-2303

         If to AmSouth or Agent:

         AmSouth Bank
         Attn:  Cathy Wind
         333 Union Street, Suite 200
         Nashville, Tennessee  37201
         Telecopier:  (615) 291-5257

         With a Copy To:

         Maynard, Cooper & Gale, P.C.
         Attn:  J. Kris Lowry, Esq.
         1901 6th Avenue North
         2400 AmSouth/Harbert Plaza
         Birmingham, Alabama  35203-2618
         Telecopier:       (205) 254-1999

     If to the other Lenders, at the address set forth on the signature pages attached hereto. Any party may change its address for receipt of notice by written direction to the other parties hereto.

     10.2 Renewal, Extension, or Rearrangement. All provisions of this Agreement relating to Obligations shall apply with equal force and effect to each and all promissory notes executed hereafter which in whole or in part represent a renewal, extension for any period, increase, or rearrangement of any part of the Obligations originally represented by any part of such other Obligations.

     10.3 Application of Payments. Amounts received with respect to the Obligations shall be applied (i) first, to any expenses due Lenders or Agent,
(ii) second, to accrued and unpaid interest under any of the Obligations, (iii) third, to reduce the unpaid principal portion of the Obligations (other than those arising from Hedge Agreements) in such manner as determined by Agent, and
(iv) fourth, to any Obligations arising under Hedge Agreements (apportioned pro rata among them if more than one).

     10.4 Counterparts. This Agreement may be executed in counterparts with all signatures or by counterpart signature pages, and it shall not be necessary that the signatures of all parties be contained on any one counterpart. Each counterpart shall be deemed an original, but all of them together shall constitute one and the same instrument.

     10.5 Negotiated Document. This Agreement and the other Credit Documents have been negotiated by the parties with full benefit of counsel and should not be construed against any party as author.

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

     10.6 Consent to Jurisdiction: Exclusive Venue. Borrower hereby irrevocably consents to the jurisdiction of the United States District Court for the Middle District of Tennessee and of all Tennessee state courts sitting in Davidson County, Tennessee, for the purpose of any litigation to which Lenders or Agent may be a party and which concerns this Agreement or the Obligations. It is further agreed that venue for any such action shall lie exclusively with courts sitting in Davidson County, Tennessee, unless Lenders and Agent agree to the contrary in writing. This election applies only for the limited judicial proceedings that may apply as set forth in the provision of this Agreement electing binding arbitration for the resolution of disputes and does not impair the effect of that provision in any way.

     10.7 Not Partners: No Third Party Beneficiaries. The relationship of Lenders and Borrowers is that of lenders and borrowers only, and neither is a fiduciary, partner or joint venturer of the other for any purpose. This Agreement has been executed for the sole benefit of Lenders, and no third party is authorized to rely upon Lenders' rights or duties hereunder.

     10.8 No Reliance on Lenders' Analysis. Borrowers acknowledge and represent that, in connection with the Obligations, Borrowers have not relied upon any financial projection, budget, assessment or other analysis by Lenders or Agent upon any representation by Lenders as to the risks, benefits or prospects of Borrowers' business activities or present or future capital needs incidental thereto, all such considerations having been examined fully and independently by Borrowers.

     10.9 No Marshaling of Assets. Lenders and Agent may proceed against collateral securing the Obligations and against parties liable therefor in such order as they may elect, and neither Borrowers nor any surety or guarantor for Borrowers nor any creditor of Borrowers shall be entitled to require Lenders or Agent to marshal assets. The benefit of any rule of law or equity to the contrary is hereby expressly waived.

     10.10 Impairment of Collateral. Lenders or Agent may, in their sole discretion, release any Collateral securing the Obligations or release any party liable therefor. The defenses of impairment of collateral and impairment of recourse and any requirement of diligence in collecting the Obligations are hereby waived.

     10.11 Business Days. If any payment date under the Obligations falls on a day that is not a Business Day, or if the last day of any notice period falls on such a day, the payment shall be due and the notice period shall end on the next following Business Day.

     10.12 Participations and Assignments.

     (a) Lenders may, from time to time, in their sole discretion, and with concurrent notice to Borrower, sell participations in any credit subject hereto to such other investors or financial institutions as it may elect. Lenders and Agent may from time to time disclose to any participant or prospective participant such information as they may have regarding the financial condition. operations, and prospects of Borrower.

     (b) At any time after the Closing Date each Lender may (subject to the terms of Section 9.15), with the prior consent of the Agent and the Borrowers, which consent shall not be unreasonably withheld, assign to one or more banks or financial institutions all or a portion of its rights and obligations under this Agreement (including all or a portion of the Note payable to its order); provided, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, (ii) for

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

each assignment involving the issuance and transfer of Notes, the assigning Lender shall execute an Assignment and Acceptance and the Borrowers hereby consent to execute a replacement Note or Notes to give effect to the assignment,
(iii) the minimum commitment which shall be assigned is $5,000,000 (together with which the assigning Lender's applicable portion of the Letter of Credit Liabilities shall also be assigned) and (iv) such assignee shall have an office located in the United States. Upon such execution, delivery, approval and acceptance, from and after the effective date specified in each Assignment and Acceptance (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder or under such Note or Notes have been assigned or negotiated to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, as fully as if such assignee had been named as a Lender in this Agreement, and of a holder of such Note or Notes, and (y) the assignor shall, to the extent that rights and obligations hereunder or under such Note or Notes have been assigned or negotiated by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its future obligations under this Agreement. No assignee shall have the right to make any further assignment of its rights and obligations pursuant to this Agreement. Any Lender that makes an assignment shall pay to the Agent a one-time administrative fee of $5,000, which fee shall not be reimbursed by Borrowers.

     (c) By executing and delivering an Assignment and Acceptance, the Lender-assignor and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) the assignment made under such Assignment and Acceptance is made under such Assignment and Acceptance without recourse; (ii) such assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any other person or the performance or observance by the Borrowers or any other person of any of its obligations under any Credit Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of all financial statements delivered pursuant to this Agreement, and such other Credit Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, the assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Note and the other Credit Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender and a holder of such Note.

     (d) The Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it.

     (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, the Agent shall give prompt notice thereof to the Borrowers.

     10.13 Standard of Care: Limitation of Damages. Lenders and Agent shall be liable to Borrowers only for matters arising from this Agreement or otherwise related to the Obligations resulting from such Lender's or Agent's gross negligence or reckless or willful misconduct, and liability for all other matters is hereby waived. Lenders and Agent shall not in any event be liable to Borrowers for special or consequential damages arising from this Agreement or otherwise related to the Obligations.

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

     10.14 Incorporation of Schedules. All Schedules and Exhibits referred to in this Agreement are incorporated herein by this reference.

     10.15 Indulgence Not Waiver. Lenders' or Agent's indulgence in the existence of a default hereunder or any other departure from the terms of this Agreement shall not prejudice Lenders' or Agent's rights to declare a default or otherwise demand strict compliance with this Agreement.

     10.16 Cumulative Remedies. The remedies provided Lenders and Agent in this Agreement are not exclusive of any other remedies that may be available to Lenders and Agent under any other document or at law or equity.

     10.17 Amendment and Waiver in Writing. No provision of this Agreement can be amended or waived, except by a statement in writing signed by the party or parties against whom enforcement of the amendment or waiver is sought. Waivers and amendments may be executed by Agent on behalf of Lenders, subject to the requirements of Article IX hereof requiring the consent of some or all of Lenders under certain circumstances.

     10.18 Assignment. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of Borrowers and Lenders, except that Borrowers shall not assign any rights or delegate any obligations arising hereunder without the prior written consent of Lenders. Any attempted assignment or delegation by Borrowers without the required prior consent shall be void.

     10.19 Entire Agreement. This Agreement and the other written agreements among Borrowers, Lenders and Agent represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein. Provided, if there is a conflict between this Agreement and any other document executed contemporaneously herewith with respect to the Obligations, the provisions in this Agreement shall control.

     10.20 Severability. Should any provision of this Agreement be declared invalid or unenforceable for any reason, the remaining provisions hereof shall remain in full effect.

     10.21 Time of Essence. Time is of the essence of this Agreement, and all dates and time periods specified herein shall be strictly observed.

     10.22 Applicable Law. The validity, construction and enforcement of this Agreement and all other documents executed with respect to the Obligations shall be determined according to the laws of Tennessee applicable to contracts executed and performed entirely within that state.

     10.23 Captions Not Controlling. Captions and headings have been included in this Agreement for the convenience of the parties, and shall not be construed as affecting the content of the respective Sections.

     10.24 Arbitration. Any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this instrument, agreement or document or any related instruments, agreements or documents, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of J.A.M.S./Endispute or any successor thereof ("J.A.M.S."), and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action.

     10.24.1 Special Rules. The arbitration shall be conducted in Nashville, Tennessee and administered by J.A.M.S who will appoint an arbitrator; if J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within 90 days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional 60 days.

     10.24.2 Reservation of Rights. Nothing in this arbitration provision shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this arbitration provision; or
(ii) be a waiver by any Lender of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (iii) limit the right of any Lender (a) to exercise self help remedies such as (but not limited to) setoff, or (b) to foreclose against any real or personal property collateral, or
(c) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession or the appointment of a receiver. Lenders and Agent may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this instrument, agreement or document. Neither this exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

     10.25 Facsimile Signatures. This Agreement may be executed by facsimile signatures, and shall be effective when Agent has received telecopy transmissions of the signature pages executed by all parties hereto; provided, however, that all parties shall deliver original executed documents to Agent promptly following the execution hereof.

     10.26 Obligations Absolute. Response hereby agrees that its obligations and liabilities with respect to the Obligations are joint and several with the other Borrowers (except as limited by the terms of Section 1.3 above and by the terms of the Assumption Agreements executed by Participating Entities who become such after the Closing Date), continuing, absolute and unconditional. Without limiting the generality of the foregoing, the obligations and liabilities of Response with respect to the Obligations shall not be released, discharged, impaired, modified or in any way affected by (a) the invalidity or unenforceability of any Credit Document executed by any other person with respect to the Obligations, (b) the failure of the Agent or the Lenders to give Response a copy of any notice given to any other person, (c) any modification, amendment or supplement of any obligation, covenant or agreement contained in any Credit Document executed by any other person with respect to the Obligations, (d) any compromise, settlement, release or termination of any obligation, covenant or agreement in any Credit Document executed with respect to the Obligations, (e) any waiver of payment, performance or observance by or in favor of any Participating Entities of any obligation, covenant or agreement under any Credit Document, (f) any consent, extension, indulgence or other action or inaction, or any exercise or non-exercise of any right, remedy or privilege with respect to any Credit Document executed by any other person with respect to the Obligations, (g) the extension of time for payment or performance of any Obligation by any Participating Entities, or (h) the release or discharge of the Lenders' claims against any Collateral now or at any time hereafter securing any of the Obligations, or any Participating Entities by operation of law or otherwise.

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

     10.27 Termination. The termination of this Agreement shall not affect any rights of the Borrowers, the Lenders or the Agent or any obligation of the Borrowers, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders hereunder and under the other Credit Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof or the Borrowers have furnished the Lenders with an indemnification satisfactory to the Lenders with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, the Agent or the Lenders are for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrowers shall be liable to, and shall indemnify and hold the Agent and the Lenders harmless for, the amount of such payment surrendered until the Agent and the Lenders shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent's or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. If on any date on which the Borrowers wish to pay the Obligations in full and terminate this Agreement, there are any outstanding Letters of Credit, the Borrowers shall, unless otherwise agreed by the Required Lenders in their sole discretion, make a cash prepayment to the Agent on such date in an amount equal to the then-outstanding Letter of Credit Liabilities, and the Agent shall hold such prepayment in an interest-bearing cash collateral account in the name and under the sole control of the Agent (which account shall bear interest at the Agent's then-current rate for such accounts) as security for the Reimbursement Obligations and other Letter of Credit obligations. To the extent allowed by law, such account shall not constitute an asset of the Borrowers, or any of them, subject to their rights therein under this Section
10.27. The Agent shall from time to time debit such account for the payment of the Letter of Credit Liabilities as the same become due and payable and shall promptly refund any excess funds (including interest) held in said account to the Borrowers if and when no Letter of Credit Liabilities remain outstanding hereunder and all of the Obligations have been paid in full. The Borrowers shall remain liable for any Obligations in excess of the amounts paid from such account.

Executed as of the date first written above.


                                    RESPONSE ONCOLOGY, INC.


                                    By:
                                       ----------------------------------------

                                         Title:
                                               --------------------------------


                                    RESPONSE ONCOLOGY MANAGEMENT OF SOUTH
                                    FLORIDA, INC.


                                    By:
                                       ----------------------------------------

                                         Title:
                                               --------------------------------


                                    RESPONSE ONCOLOGY OF TAMARAC, INC.


                                    By:
                                       ----------------------------------------

                                         Title:
                                               --------------------------------



                                    RESPONSE ONCOLOGY OF FORT LAUDERDALE, INC.


                                    By:
                                       ----------------------------------------

                                         Title:
                                               --------------------------------

                             AMSOUTH BANK, as Lender and Swingline Lender


                             By:
                                ----------------------------------------

                                  Title:
                                        --------------------------------

                             Term Loan Commitment:  $11,692,200

                             Revolving Credit Commitment: $4,307,800

                             Lending Office, Hand Delivery and Mailing Address:

                             333 Union Street, Suite 200
                             Nashville, Tennessee  37201
                             FAX:  (615) 291-5257
                             Attention:  Cathy Wind

                             UNION PLANTERS NATIONAL BANK, as a Lender


                             By:
                                ----------------------------------------

                                  Title:
                                        --------------------------------


                             Term Loan Commitment:  $7,307,800

                             Revolving Credit Commitment: $2,692,200


                             Lending Office, Hand Delivery and Mailing Address:

                             6200 Poplar Avenue
                             Memphis, Tennessee  38119
                             FAX:     (901) 580-5451
                             Attention:    Elizabeth Rouse

                       NATIONSBANK, N.A., as a Lender


                       By:
                          ----------------------------------------

                            Title:
                                  --------------------------------


                       Term Loan Commitment:  $16,000,000


                       Lending Office, Hand Delivery and Mailing Address:

                       One NationsBank Plaza
                       Nashville, Tennessee  37239-1697
                       FAX:     (615) 749-4951
                       Attention:    Andrew Zimberg

                                    AMSOUTH BANK, as Agent


                                    By:
                                       ----------------------------------------

                                         Title:
                                               --------------------------------

                                TABLE OF CONTENTS

                                                                                                               Page

RECITALS .......................................................................................................  1

I.       DEFINITIONS............................................................................................  1

         1.1 Terms Defined in This Agreement....................................................................  1
         1.2 Terms Generally.................................................................................... 17
                  1.2.1    Computations: Accounting Principles.................................................. 17
                  1.2.2    Gender and Number.................................................................... 17
                  1.2.3    References Include Successors........................................................ 17
                  1.2.4    References to this Agreement......................................................... 17
                  1.2.5    Limitations of Knowledge............................................................. 17
         1.3 Participating Entities............................................................................. 18
                  1.3.1    Attorney-in-Fact..................................................................... 18
                  1.3.2    Liability Limitation................................................................. 18
                  1.3.3    Informed Consent..................................................................... 19
                  1.3.4    Joint and Several Obligations........................................................ 19
                  1.3.5    Subrogation and Contribution Agreement............................................... 19
                  1.3.6    Assumption Agreement................................................................. 20

II.  LOANS...................................................................................................... 20

         2.1 Amount of Revolving Credit Loan.................................................................... 20
                  2.1(a)   Amount of Term Loan.................................................................. 20
         2.2 Use of Proceeds.................................................................................... 20
         2.3 Revolving Credit Loan Notes........................................................................ 20
                  2.3(a)   Term Loan Notes...................................................................... 21
         2.4 Separate Commitments of Lenders.................................................................... 21
         2.5 Advances of Loans.................................................................................. 21
                  2.5.1    Loans Advanced Pursuant to Borrowing Notices......................................... 21
                           2.5.1(a) Applicability............................................................... 21
                           2.5.1(b) Borrowing Notices........................................................... 21
                           2.5.1(c) Funding of Loans............................................................ 21
                           2.5.1(d) Prime Rate Loan Limitations................................................. 21
                           2.5.1(e) LIBOR Loan Limitations...................................................... 22
                           2.5.1(f) Additional Limitation on LIBOR Interest Periods............................. 22
                  2.5.2    Conversion of Loans.................................................................. 22
                           2.5.2(a) Application of Loans........................................................ 22
                           2.5.2(b) Notices of Conversions...................................................... 22
                  2.5.3 Absence of Election..................................................................... 22
                  2.5.4 Implied Representations Upon Request for Loan........................................... 22
                  2.5.5 Advance Not Waiver...................................................................... 22
                  2.5.6 Draws by Debit Memorandum............................................................... 23
         2.6 Interest........................................................................................... 23
                  2.6.1    Prime Rate Loans..................................................................... 23
                  2.6.2    LIBOR Loans.......................................................................... 23
                  2.6.3    Additional Interest on LIBOR Loans................................................... 23
                  2.6.4    Calculation of Interest.............................................................. 23



                  2.6.5    Default Rate......................................................................... 23
                  2.6.6    Payment of Interest.................................................................. 23
                  2.6.7    Usury Savings Provision.............................................................. 23
         2.7 Alternate Rate of Interest if LIBOR Unavailable.................................................... 24
         2.8 Change in Circumstances............................................................................ 24
                  2.8.1    Imposition of Requirements........................................................... 24
                  2.8.2    Other Changes........................................................................ 25
                  2.8.3    Computation of Amounts............................................................... 25
                  2.8.4    No Duty to Contest................................................................... 25
         2.9 Change in Legality of LIBOR Loans.................................................................. 26
         2.10 Principal Repayment............................................................................... 26
         2.11 Prepayment of LIBOR Loans......................................................................... 27
                  2.11.1   Notice of LIBOR Loan Prepayment...................................................... 27
                  2.11.2   Amount of LIBOR Loan Prepayment...................................................... 27
                  2.11.3   LIBOR Loan Prepayment Premium........................................................ 27
         2.12 Prepayment of Prime Rate Loans.................................................................... 28
         2.13 Fixed Commitment Fees............................................................................. 28
         2.14 Periodic Commitment Fee Based on Use of Facilities................................................ 28
         2.15 Agent's Fee....................................................................................... 28
         2.16 Letters of Credit................................................................................. 28
                  2.16.1   Procedure for Issuance............................................................... 28
                  2.16.2   Participation Among Lenders.......................................................... 29
                  2.16.3   Reimbursement Obligation............................................................. 29
                  2.16.4   Means of Reimbursement............................................................... 30
                  2.16.5   Payments by Lenders.................................................................. 30
                  2.16.6   Settlement Among Lenders............................................................. 30
                  2.16.7   Letter of Credit Fee................................................................. 31
                  2.16.8   Letter of Credit Information......................................................... 31
                  2.16.9   Conditions Relating to Letters of Credit............................................. 31
                  2.16.10           Payments Among Lenders...................................................... 31
                  2.16.11           Modifications............................................................... 31
                  2.16.12           Absolute Obligations of Borrowers........................................... 32
                  2.16.13           Indemnification............................................................. 33
                  2.16.14           Assumption of Risk.......................................................... 33
                  2.16.15           Reserves.................................................................... 34
         2.17     Swingline Loans............................................................................... 34
                  2.17.1   Use of Proceeds of Swingline Loans................................................... 34
                  2.17.2   Swingline Note....................................................................... 34
                  2.17.3   Funding of Swingline Loans Advanced Pursuant to
                           Borrowing Notices.................................................................... 35
                           2.17.3(a) Applicability.............................................................. 35
                           2.17.3(b) Borrowing Notices.......................................................... 35
                           2.17.3(c) Funding of Swingline Loans................................................. 35
                  2.17.4   Funding of Swingline Loans Advanced Pursuant to Cash
                           Management Accounts.................................................................. 35
                           2.17.4(a)        Funding and Payment Procedures Controlled by
                                            Account Agreements.................................................. 35
                           2.17.4(b)        Certain Provisions Controlled by this Agreement..................... 35
                           2.17.4(c)        Continuing Warranty Under Account Agreements........................ 36
                  2.17.5   Implied Representations Upon Request for Swingline
                           Loan................................................................................. 36
                  2.17.6   Advance Not Waiver................................................................... 36



                  2.17.7   Interest............................................................................. 36
                           2.17.7(a) Rate of Interest........................................................... 36
                           2.17.7(b) Calculation of Interest.................................................... 36
                           2.17.7(c) Payment of Interest........................................................ 36
                           2.17.7(d) Default Rate............................................................... 36
                           2.17.7(e) Usury Savings Provision.................................................... 36
                  2.17.8   Repayment of Principal............................................................... 37
                  2.17.9   Procedures Among Lenders Upon Event of Default....................................... 37
         2.18     Withholding Tax Exemption..................................................................... 37

III.  CONDITIONS PRECEDENT...................................................................................... 38

         3.1 Conditions to Initial Advance...................................................................... 38
                  3.1.1    Credit Documents..................................................................... 38
                           3.1.1(a) Credit Agreement............................................................ 38
                           3.1.1(b) Notes....................................................................... 38
                           3.1.1(c) Security Agreements......................................................... 38
                           3.1.1(d) Pledge of Equity Interests in Subsidiaries.................................. 38
                           3.1.1(e) Charters.................................................................... 38
                           3.1.1(f) Bylaws...................................................................... 38
                           3.1.1(g) Certificates of Good Standing............................................... 38
                           3.1.1(h) Foreign Qualification....................................................... 39
                           3.1.1(i) Resolutions................................................................. 39
                           3.1.1(j) Opinions of Borrowers' Counsel.............................................. 39
                           3.1.1(k) UCC Searches................................................................ 39
                           3.1.1(l) Closing Statement and Funding of Expenses................................... 39
                           3.1.1(m) Interest Rate Protection.................................................... 39
                           3.1.1(n) Other Documents............................................................. 39
                           3.1.1(o) Landlord Consents........................................................... 39
                           3.1.1(p) Completion of Exhibits and Schedules........................................ 39
                  3.1.2    Additional Conditions................................................................ 39
                           3.1.2(a) Warranties.................................................................. 39
                           3.1.2(b) Covenants................................................................... 39
                           3.1.2(c) Absence of Unmatured Default................................................ 39
                           3.1.2(d) No Adverse Change........................................................... 40
                           3.1.2(e) Regulatory Diligence........................................................ 40
                           3.1.2(f) Ownership Structure......................................................... 40
                           3.1.2(g) Projections................................................................. 40
         3.2      Conditions to Subsequent Loans................................................................ 40
                  3.2.1    Conditions to Initial Advance........................................................ 40
                  3.2.2    Warranties........................................................................... 40
                  3.2.3    Covenants............................................................................ 40
                  3.2.4    Absence of Unmatured Default......................................................... 40
                  3.2.5    Material Adverse Change.............................................................. 40
         3.3      Participating Entity.......................................................................... 40
         3.4      Conditions Subsequent......................................................................... 41
                  3.4.1    Agreement to Pledge.................................................................. 41
                  3.4.2    Lockboxes............................................................................ 41
                  3.4.3    Landlord Consents.................................................................... 41
                  3.4.4    UCC-1 Financing Statements........................................................... 41





IV.  REPRESENTATIONS AND WARRANTIES............................................................................. 41

         4.1      Capacity...................................................................................... 41
         4.2      Authorization................................................................................. 42
         4.3      Binding Obligations........................................................................... 42
         4.4      No Conflicting Law or Agreement............................................................... 42
         4.5      No Consent Required........................................................................... 42
         4.6      Financial Statements.......................................................................... 42
         4.7      Fiscal Year................................................................................... 42
         4.8      Litigation.................................................................................... 42
         4.9      Taxes: Governmental Charges................................................................... 43
         4.10     Title to Properties........................................................................... 43
         4.11     No Default.................................................................................... 43
         4.12     Casualties: Taking of Properties.............................................................. 43
         4.13     Compliance with Laws.......................................................................... 43
         4.14     Compliance with Fraud and Abuse Laws.......................................................... 44
         4.15     ERISA......................................................................................... 44
         4.16     Full Disclosure of Material Facts............................................................. 44
         4.17     Accuracy of Projections....................................................................... 45
         4.18     Investment Company Act........................................................................ 45
         4.19     Personal Holding Company...................................................................... 45
         4.20     Solvency...................................................................................... 45
         4.21     Chief Executive Office........................................................................ 45
         4.22     Subsidiaries.................................................................................. 45
         4.23     Ownership of Patents, Licenses, Etc........................................................... 45
         4.24     Environmental Compliance...................................................................... 45
         4.25     Labor Matters................................................................................. 46
         4.26     OSHA Compliance............................................................................... 46
         4.27     Regulation U.................................................................................. 46
         4.28     Affiliate Transactions........................................................................ 46
         4.29     Year 2000 Compatibility....................................................................... 46

V.  AFFIRMATIVE COVENANTS....................................................................................... 46

         5.1      Payment of Obligations........................................................................ 46
         5.2      Maintenance of Existence and Business......................................................... 46
         5.3      Financial Statements and Reports.............................................................. 47
                  5.3.1    Monthly Financial Reports............................................................ 47
                  5.3.2    Quarterly Financial Reports.......................................................... 47
                  5.3.3    Annual Financial Reports............................................................. 47
                  5.3.4    Owner Mailings....................................................................... 48
                  5.3.5    Accountant Reports................................................................... 48
                  5.3.6    Acquisition Certification............................................................ 48
                  5.3.7    Other Information.................................................................... 48
         5.4      Additional Information........................................................................ 48
         5.5      Certain Additional Reporting Requirements..................................................... 48
                  5.5.1    SEC Filings.......................................................................... 48
                  5.5.2    Change in Accounting Policies........................................................ 48
                  5.5.3    Notice to Agent Upon Perceived Breach................................................ 48
                  5.5.4    Changes in Constituent Documents..................................................... 49
                  5.5.5    Notice of Litigation................................................................. 49




                  5.5.6    Other Notices........................................................................ 49
         5.6      Taxes and Other Encumbrances.................................................................. 49
         5.7      Payment of Liabilities........................................................................ 49
         5.8      Compliance with Laws.......................................................................... 49
         5.9      Maintenance of Property....................................................................... 50
         5.10     Compliance with Contractual Obligations....................................................... 50
         5.11     Further Assurances............................................................................ 50
         5.12     Security Interest: Setoff..................................................................... 50
         5.13     Insurance..................................................................................... 51
                  5.13.1   General Insurance Requirements....................................................... 51
                  5.13.2   Practice-Related Insurance Requirements.............................................. 51
         5.14     Accounts and Records.......................................................................... 51
         5.15     Official Records.............................................................................. 51
         5.16     Banking Relationships......................................................................... 51
         5.17     Right of Inspection........................................................................... 51
         5.18     ERISA Information and Compliance.............................................................. 52
         5.19     Indemnity: Expenses........................................................................... 52
                  5.19.1   Taxes................................................................................ 52
                  5.19.2   Administration....................................................................... 52
                  5.19.3   Protection of Collateral............................................................. 52
                  5.19.4   Costs of Collection.................................................................. 52
                  5.19.5   Litigation........................................................................... 52
                  5.19.6   Attorneys' Fees...................................................................... 53
         5.20     Assistance in Litigation...................................................................... 53
         5.21     Name Changes.................................................................................. 53
         5.22     Estoppel Letters.............................................................................. 53
         5.23     Environmental Matters......................................................................... 53
                  5.23.1   Compliance With Environmental Laws................................................... 53
                  5.23.2   Remedial Work........................................................................ 53
                  5.23.3   Indemnification of Lenders and Agent................................................. 54
         5.24     Opinions of Counsel........................................................................... 54
         5.25     Creation or Acquisition of Subsidiaries....................................................... 54
         5.26     Existing Capital Structure of Borrower........................................................ 54
         5.27     Year 2000 Compatibility....................................................................... 55

VI.  NEGATIVE COVENANTS......................................................................................... 55

         6.1 Debts, Guaranties, and Other Obligations........................................................... 55
                  6.1.1    Obligations to Lenders............................................................... 55
                  6.1.2    Existing Liabilities................................................................. 55
                  6.1.3    Endorsements......................................................................... 55
                  6.1.4    Trade Liabilities.................................................................... 55
                  6.1.5    Taxes................................................................................ 55
                  6.1.6    Seller Debt.......................................................................... 55
                  6.1.7    Purchase Money Debt.................................................................. 55
                  6.1.8    Accounting Accruals.................................................................. 55
                  6.1.9    Liabilities Among Consolidated Entities.............................................. 56
         6.2      Change of Management.......................................................................... 56
         6.3      Change of Ownership........................................................................... 56
         6.4      Distributions................................................................................. 56
         6.5      Encumbrances.................................................................................. 56




         6.6      Investments................................................................................... 56
         6.7      Sales and Leasebacks.......................................................................... 57
         6.8      Change of Control............................................................................. 57
         6.9      Nature of Business............................................................................ 57
         6.10     Further Acquisitions, Mergers, Etc............................................................ 57
         6.11     Advances...................................................................................... 57
         6.12     Disposition of Assets......................................................................... 57
         6.13     Inconsistent Agreements....................................................................... 57
         6.14     Fictitious Names.............................................................................. 57
         6.15     Subsidiaries and Affiliates................................................................... 57
         6.16     Place of Business............................................................................. 57
         6.17     Adverse Action With Respect to Plans.......................................................... 58
         6.18     Transactions With Affiliates.................................................................. 58
         6.19     Constituent Document Amendments............................................................... 58
         6.20     Adverse Transactions.......................................................................... 58
         6.21     Margin Securities............................................................................. 58
         6.22     Accounting Changes............................................................................ 58
         6.23     Action Outside Ordinary Course................................................................ 58
         6.24     Modification of Subordinated Debt Documents................................................... 58

VII.  FINANCIAL COVENANTS....................................................................................... 58

         7.1      Total Funded Debt to Capital.................................................................. 58
         7.2      Total Funded Debt to Consolidated EBITDA...................................................... 59
         7.3      Fixed Charge Coverage......................................................................... 59
         7.4      Net Worth..................................................................................... 59
         7.5      Capital Expenditures.......................................................................... 59
         7.6      Outstanding Accounts.......................................................................... 59

VIII.  EVENTS OF DEFAULT........................................................................................ 59

         8.1      Events of Default............................................................................. 59
                  8.1.1  Payments............................................................................... 59
                  8.1.2  Representations and Warranties......................................................... 59
                  8.1.3  Negative Covenants..................................................................... 59
                  8.1.4  Financial Covenants.................................................................... 60
                  8.1.5  Reporting Requirements................................................................. 60
                  8.1.6  Other Covenants........................................................................ 60
                  8.1.7  Involuntary Bankruptcy or Receivership Proceedings..................................... 60
                  8.1.8  Voluntary Petitions.................................................................... 60
                  8.1.9  Discontinuance of Business............................................................. 60
                  8.1.10  Default on Other Liabilities.......................................................... 61
                  8.1.11  Undischarged Judgments................................................................ 61
                  8.1.12  Insolvency............................................................................ 61
                  8.1.13  Attachment............................................................................ 61
                  8.1.14  Insurance............................................................................. 61
                  8.1.15  Contest............................................................................... 61
                  8.1.16  Fraud and Abuse Laws.................................................................. 61
         8.2      Remedies...................................................................................... 61
                  8.2.1    Default Rate......................................................................... 61
                  8.2.2    Termination of Commitments........................................................... 61



                  8.2.3    Acceleration......................................................................... 62
                  8.2.4    Setoff............................................................................... 62
                  8.2.5    Other Remedies....................................................................... 62
                  8.2.6    Attorney-in-Fact..................................................................... 62
                  8.2.7    Letters of Credit.................................................................... 62

IX.  AGENT...................................................................................................... 62

         9.1      Appointment of Agent.......................................................................... 62
         9.2      Powers of Agent............................................................................... 62
                  9.2.1    Administration of Loans.............................................................. 62
                  9.2.2    Matters Reserved to Required Lenders................................................. 63
                  9.2.3    Matters Reserved to all Lenders...................................................... 63
         9.3      Duties of Agent............................................................................... 63
                  9.3.1    Specific Duties of Agent: Standard of Care........................................... 63
                  9.3.2    Limitations on Agent's Duties........................................................ 63
                  9.3.3    Agent's Right to Require Instructions in Performance of Duties....................... 64
                  9.3.4    Agent's Reliance on Others in Performance of Duties.................................. 64
                  9.3.5    Sharing of Information............................................................... 64
         9.4      Indemnification of Agent...................................................................... 64
         9.5      No Representations by Agent................................................................... 65
         9.6      Independent Investigations by Lenders......................................................... 65
         9.7      Notice of Default............................................................................. 65
         9.8      Funding of Loans Pursuant to Borrowing Notices................................................ 66
         9.9      Agent in its Individual Capacity.............................................................. 66
         9.10     Holders....................................................................................... 66
         9.11     Successor Agent............................................................................... 66
         9.12     Sharing of Payments. etc...................................................................... 67
         9.13     Separate Liens on Collateral.................................................................. 67
         9.14     Payments Between Agent and Lenders............................................................ 67
         9.15     Assignment Approvals.......................................................................... 67
         9.16     Bankruptcy Provisions......................................................................... 67
         9.17     Foreclosure of Collateral..................................................................... 68
         9.18     Procedures for Notices and Approvals.......................................................... 68
         9.19     Amendments to Article IX...................................................................... 68

X.  GENERAL PROVISIONS.......................................................................................... 68

         10.1     Notices....................................................................................... 68
         10.2     Renewal, Extension, or Rearrangement.......................................................... 69
         10.3     Application of Payments....................................................................... 69
         10.4     Counterparts.................................................................................. 69
         10.5     Negotiated Document........................................................................... 70
         10.6     Consent to Jurisdiction: Exclusive Venue...................................................... 70
         10.7     Not Partners: No Third Party Beneficiaries.................................................... 70
         10.8     No Reliance on Lenders' Analysis.............................................................. 70
         10.9     No Marshaling of Assets....................................................................... 70
         10.10    Impairment of Collateral...................................................................... 70
         10.11    Business Days................................................................................. 70
         10.12    Participations and Assignments................................................................ 71
         10.13    Standard of Care: Limitation of Damages....................................................... 72




         10.14    Incorporation of Schedules.................................................................... 72
         10.15    Indulgence Not Waiver......................................................................... 72
         10.16    Cumulative Remedies........................................................................... 72
         10.17    Amendment and Waiver in Writing............................................................... 72
         10.18    Assignment.................................................................................... 72
         10.19    Entire Agreement.............................................................................. 73
         10.20    Severability.................................................................................. 73
         10.21    Time of Essence............................................................................... 73
         10.22    Applicable Law................................................................................ 73
         10.23    Captions Not Controlling...................................................................... 73
         10.24    Arbitration................................................................................... 73
                  10.24.1           Special Rules............................................................... 73
                  10.24.2           Reservation of Rights....................................................... 74
         10.25    Facsimile Signatures.......................................................................... 74
         10.26    Obligations Absolute.......................................................................... 74
         10.27    Termination................................................................................... 74

EXHIBITS

         Exhibit 1.2 - Acquisition Certificate
         Exhibit 1.3.6 - Assumption Agreement
         Exhibit 2.5.1(b) - Borrowing/Conversion Notice
         Exhibit 10.12 - Form of Assignment and Acceptance

SCHEDULES

         Schedule 3.1.1(d) - Subsidiaries
         Schedule 3.1.1(o) - Landlord Waivers for Closing
         Schedule 3.4.1 - Impact Centers - Hospital Joint Ventures
         Schedule 3.4.3 - Subsequent Landlord Waivers
         Schedule 4.1 - Corporate Structure
         Schedule 4.8 - Litigation
         Schedule 4.9 - Tax Extensions
         Schedule 4.28 - Affiliate Transactions
         Schedule 5.26 - Description of Current Ownership Structure
         Schedule 6.1.2 - Existing Liabilities
         Schedule 6.1.6 - Subordinated Debt
         Schedule 6.2 - Management Staffing